Exhibit 4.16
CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY Confidential Treatment has been requested for portions of this Exhibit.
Confidential portions of this Exhibit are designated by [*****].
A complete version of this Exhibit has
been filed separately with the Securities and Exchange Commission.

A330NEO

PURCHASE AGREEMENT

between

AIRBUS S.A.S.

as Seller

and

AZUL FINANCE LLC

as Buyer

Reference:    CT2109319
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 1/107

CONTENTS

CLAUSES	TITLES
1	DEFINITIONS AND INTERPRETATION
2	SALE AND PURCHASE
3	SPECIFICATION
4	CERTIFICATION
5	PRICES AND PRICE REVISION
6	PAYMENTS
7	INSPECTIONS AND TECHNICAL ACCEPTANCE
8	DELIVERY
9	DELAYS
10	ASSIGNMENTS AND TRANSFERS
11	DEFAULT AND REMEDIES
12	COMPLIANCE, SANCTIONS AND EXPORT CONTROL
13	NOTICES
14	CONFIDENTIALITY
15	LAW AND JURISDICTION
16	MISCELLANEOUS

EXHIBIT A	LIST OF BUYER CHANGES
EXHIBIT B	AIRBUS PRICE REVISION FORMULA
EXHIBIT C	DELIVERY SCHEDULE
EXHIBIT D	FORM OF CERTIFICATE OF ACCEPTANCE
EXHIBIT E	FORM OF BILL OF SALE

APPENDIX 1	BUYER FURNISHED EQUIPMENT
APPENDIX 2	WARRANTIES AND PATENT INDEMNITY
APPENDIX 3	CUSTOMER SUPPORT

Page 2/107

A330NEO PURCHASE AGREEMENT
This A330NEO Purchase Agreement is made on __________ 2022
between
AIRBUS S.A.S., a French société par actions simplifiée, with its registered office at 2 rond-point Emile Dewoitine, 31700 Blagnac, France (the “Seller”);
and
AZUL FINANCE LLC, a company created and existing under the laws of the State of Delaware, having its registered office in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA (the “Buyer”).
The Buyer and the Seller may be referred to in this Agreement individually as a “Party” and collectively as the “Parties”.
WHEREAS, subject to the terms and conditions of this Agreement, the Seller desires to sell the Aircraft to the Buyer and the Buyer desires to purchase the Aircraft from the Seller.
NOW THEREFORE IT IS AGREED AS FOLLOWS:

Page 3/107

1    DEFINITIONS AND INTERPRETATION
1.1    Definitions
In addition to words and terms defined in this Agreement, capitalised words and terms used in this Agreement and any appendix hereto shall have the meaning set out below:
“A320 Agreement” means the A320 NEO purchase agreement [*****] entered into by the Buyer and the Seller on October 24th 2014, as amended from time to time, covering the sale and purchase of A320-200N, A321-200NX and A321-200NY type aircraft.
“A330-900 Aircraft” or “A330-900” means an Airbus A330-900 type aircraft delivered or to be delivered under this Agreement.
“A330-900 Standard Specification” means the A330-900 standard specification document Number [*****], dated June 15th, 2019, a copy of which the Buyer acknowledges having received on or before the date of this Agreement.
“ABC Legislation” means any law, regulation, embargo or restrictive measure (in each case having force of law) imposed by the United Nations, the United States of America, the European Union, the United Kingdom, any other country or any official institution or agency of any of the foregoing, in relation to anti-money laundering, anti-corruption, anti-bribery and counter terrorism financing.
“Additional Training Proposal” has the meaning set out in Clause 4.3.5 of Appendix 3.
“Affiliate” means, with respect to any natural or legal person, another natural or legal person directly or indirectly Controlling, Controlled by or under common Control with such person.
“Agreement” means this A330NEO purchase agreement made between the Seller and the Buyer, including its Exhibits, Appendices and Schedules which shall form an integral part thereof.
“Airbus On-Board Certified Software” means EASA CS 25 and/or FAR 25 certified software installed on board an Aircraft at Delivery and bearing a part number of the Seller (excluding any software embedded in any component, furnishing or equipment installed on the Aircraft which itself bears a part number).
“Airbus BFE Product Catalogue” means the Seller’s catalogue which sets out the items of Buyer Furnished Equipment and their associated BFE Suppliers which have been approved by the Seller for the purposes of the installation of BFE on Airbus aircraft.
“Airbus Generic Manuals” means the Technical Data that are common to all Airbus aircraft.
“Airbus Price Revision Formula” is set out in Part 1 of Exhibit B.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 4/107

“Aircraft” means any or all of the Airbus A330-900 Aircraft delivered or to be delivered under this Agreement, including any part, component, furnishing, software or equipment (including the Propulsion Systems) incorporated in or installed on such Aircraft at Delivery, and including BFE, if any, subject to the conditions set out in Appendix 1.
“Aircraft Training” means any flight training, flight assistance, line training, line assistance and more generally all flights of any kind performed by the Seller, and maintenance support, maintenance training (including practical training), training support of any kind, in each case performed on aircraft and provided to the Buyer or to Azul Linhas pursuant to this Agreement.
“Airframe” means an Aircraft excluding the Propulsion Systems.
“Aircraft Base Price” has the meaning set out in Clause 5.1.1.
“AirbusWorld” means the Seller’s customer portal as further defined in the GTC.
“AOG” means aircraft-on-ground.
“Applicable Legislation” means any ABC Legislation to which the relevant Party may be subject.
“Aviation Authority” means, in respect of any jurisdiction, the entity which under the laws of such jurisdiction has control over civil aviation or the registration, airworthiness or operation of aircraft in such jurisdiction.
“Azul Linhas”, means Azul Linhas Aéreas Brasileiras S.A., a company created and existing under the laws of Brazil, having its main place of business in Avenida Marcos Penteado Ulhôa Rodrigues, N°939, Edificio Jatobá, Castelo Branco Office Park, Barueri, São-Paulo-SP, CEP 06460-040, Brazil
“Balance of the Final Price” has the meaning set out in Clause 6.4.
“Base Price” has the meaning set out in Clause 1 of Exhibit B.
“Beyond Economic Repair” has the meaning set out in Clause 1.1.7.3 of Appendix 2.
“BFE Data” has the meaning set out in Clause 2.3.2 of Appendix 3.
“BFE Engineering Definition” means, for each BFE, a written detailed engineering definition including (a) the dimensions and weight of such BFE and the information necessary for its installation and operation on each Aircraft, (b) 3D models compatible with the Seller’s systems (if applicable), and (c) a Declaration of Design and Performance.
“BFE Process” means the process to be followed by the Buyer with respect to the selection, definition, delivery and installation of BFE on Airbus aircraft, as set out in Appendix 1.

Page 5/107

“BFE Supplier” means a supplier of BFE listed in the Airbus BFE Product Catalogue.
“Bill of Sale” means the bill of sale for an Aircraft in the form set out in Exhibit E.
“Browser” has the meaning set out in Clause 2.2.3 of Appendix 3.
“Business Day” means:
a)    any day, other than a Saturday or Sunday, on which business of the kind contemplated by this Agreement is carried on in (i) France and (ii) Sao Paulo, Brazil; and
b)    where used in relation to a payment, any day on which commercial banks are open for business in (i) France, (ii) Sao Paulo, Brazil, and (iii) New York.
“Buyer’s Account” means the bank account of the Buyer specified in Clause 12.3.
“Buyer Change(s)” has the meaning set out in Clause 3.2.1.
“Buyer Changes Base Price” has the meaning set out in Clause 5.1.2.
“Buyer Event of Default” has the meaning set out in Clause 11.2.
“Buyer Furnished Equipment” or “BFE” means the items of equipment to be installed on Aircraft which are identified in the Specification as being furnished by the Buyer.
“Buyer’s Goods and Services Account” means the Buyer’s account with the Seller for the purchase of Goods and Services.
“Buyer Manhours” means the manhours specified in the relevant Seller documentation (excluding any manhours required for maintenance work concurrently being carried out on the Aircraft or on the Warranted Part) as being required to:
a)    remove a Warranted Part from an Aircraft and reinstall it thereon; and
b)    for the Inhouse Warranty, disassemble, inspect, repair or modify, reassemble, perform the final inspection and test a Warranted Part.
“Buyer Party” means the Buyer and/or any of its Affiliates.
“Buyer Related Person” means the directors, officers, agents, employees, representatives and subcontractors of the Buyer.
“Buyer Third Party” has the meaning set out in Clause 2.8 of Appendix 3.
“Certificate of Acceptance” means the certificate of acceptance for an Aircraft in the form set out in Exhibit D.
“Commercial Information” has the meaning set out in Clause 14.2.

“Contractual Definition Freeze” or “CDF” means the finalization of the Specification of the Aircraft, as further described in Clause 3.4.

Page 6/107

“Contractual On-Dock Dates” has the meaning set out in Clause 1 of Appendix 1.
“Control” means, in respect of a natural or legal person, the power of another natural or legal person to direct the affairs and/or control the composition of the board of directors or equivalent body of the first natural or legal person and the terms “Controlling” and “Controlled” shall be construed accordingly.
“Country of Registration” has the meaning set out in Clause 4.1.2.
“Critical Design Review” or “CDR” means the final review of the definitive design of a BFE to ensure the compliance of its functional and technical design with both the Seller’s technical specification and the Buyer’s definition, prior to release for production and testing activities.
“Customer Inspection Procedure” has the meaning set out in Clause 7.1.
“Customisation Milestone Chart” or “CMC” has the meaning set out in Clause 3.4.1.
“Customer Order Desk” means the Seller’s order desk, which manages all customer orders for Material.
“Customer Services Catalogue” or “CSC” means the then current customer services e- catalogue available on AirbusWorld.
“Customer Support” has the meaning set out in Clause 1 of Appendix 3.
“Customised Technical Data” means the Technical Data that are customised to integrate the specificities of the configuration of the Buyer’s fleet, as known at the date of issuance thereof.
“Declaration of Design and Performance” means the documentation provided by a BFE Supplier confirming that the corresponding equipment meets the requirements of its technical specification and of the Seller’s Interface Documentation.
“Default Rate” means [*****].
“Delivered At Place” or “DAP” has the meaning set out in the Incoterms 2020 publication issued by the International Chamber of Commerce.
“Delivery” means the transfer of title to an Aircraft by the Seller to the Buyer in accordance with Clause 8.2.
“Delivery Location” means, in respect of an Aircraft, the location of the facilities of the Seller where Delivery of such Aircraft shall occur.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 7/107

“Delivery Schedule” means the schedule of deliveries of Aircraft set out in Exhibit C and as may be amended and/or replaced from time to time in accordance with this Agreement.
“Demonstration Flight” has the meaning set out in Clause 7.2.3.1.
“Development Changes” has the meaning set out in Clause 3.2.2.
“Direct Labour Costs” means the amount obtained by multiplying the Buyer Manhours by the Inhouse Warranty Labour Rate.
“Direct Material Costs” means the net prices at which the Buyer acquired the material to perform an Inhouse Warranty (excluding any parts and materials used for maintenance performed in parallel to the Inhouse Warranty repair).
“EASA” means the European Aviation Safety Agency or any successor thereof.
“EULA” means the conditions applicable to the use of Airbus on-ground software as set out in the CSC.
“Entry Into Service” or “EIS” means the entry into operational revenue service of an Aircraft.
“Envelope Manuals” means the Technical Data that are common to all Airbus aircraft of the same type.
“Expedite Service” has the meaning set out in Clause 5.1 of Appendix 3.
“Excusable Delay” has the meaning set out in Clause 9.1.1.
“Export Airworthiness Certificate” means an export certificate of airworthiness issued by the Aviation Authority of the Delivery Location in respect of an Aircraft.
“Extrinsic Force” means an external force that is not expected to be encountered in the normal day-to-day operation of aircraft, including foreign object damage, hard landing and operation otherwise than in accordance with the Aircraft Flight Manual.
“Failure” means a defect of any Item that is expected by the Seller to occur on Airbus aircraft on a fleet-wide basis and that materially impairs such Item.
“Federal Funds Target Rate (lower bound)” means the lower bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York.
“Final Price” has the meaning set out in Clause 5.2.
“First Article Inspection” or “FAI” means the inspection of the first shipset of a BFE to ensure the full compliance of such equipment with its specification and with the Buyer’s requirements, to allow serial production.

Page 8/107

“Flight Cycle” means one (1) take-off and landing of an Aircraft, and for this purpose “take-off and landing” shall include “touch and go” take-offs and landings.
“Flight Hour” means each hour or part thereof elapsing from the moment at which the wheels of an Aircraft leave the ground upon take-off until the wheels of such Aircraft touch the ground upon the landing of such Aircraft following such take-off.
“GDPR” has the meaning set out in Clause 16.11.
“General Terms and Conditions of Access to and Use of AirbusWorld” or “GTC” means the terms and conditions relating to the access and use of AirbusWorld set out in Part 2 to Exhibit I of the A320 NEO Purchase Agreement reference CT1307022.
“Goods and Services” means any goods and services that may be purchased by the Buyer from the Seller or its wholly owned subsidiaries, excluding aircraft.
“Gross Negligence” means any act or omission done with intent to cause damage or done recklessly and with knowledge that damage would probably result.
“Ground Training” means all training courses performed in classrooms, simulator sessions, field trips and any other training products and services provided by the Seller to the Buyer or to Azul Linhas on the ground pursuant to this Agreement and which are not Aircraft Training.
“Guarantee” means [*****].
“Improper Benefit” has the meaning set out in Clause 12.1.
“Immovable BFE” has the meaning set out in Clause 5 of Appendix 1.
“Indemnitee” has the meaning set out in Clause 7.4.2.
“Indemnitor” has the meaning set out in Clause 7.4.2.
“Inhouse Warranty” has the meaning set out in Clause 1.1.7 of Appendix 2.
“Inhouse Warranty Labour Rate” means an agreed labour rate of seventy six US Dollars and fifty three cents (76.53 USD), e.c. 2022, revised in accordance with Schedule 2 to Appendix 2.
“Insolvency Event” has the meaning set out in Clause 11.1.
“Insolvent Buyer Party” has the meaning set out in Clause 11.1.
“Insolvent Seller Party” has the meaning set out in Clause 11.1.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 9/107

“Interface Documentation” means a document provided by the Seller to the Buyer and/or the BFE Supplier(s) and including the interface documentation or any other specification document provided by the Seller, as applicable, and all the relevant certification requirements for BFE, as amended from time to time.
“Interface Issue” has the meaning set out in Clause 1.4 of Appendix 2.
“Initial Provisioning” has the meaning set out in Clause 5.2 of Appendix 3.
“Initial Provisioning Conference” has the meaning set out in Clause 5.2.1 of Appendix 3.
“Initial Provisioning Material” has the meaning set out in Clause 5.2.1 of Appendix 3.
“Initial Provisioning Period” has the meaning set out in Clause 5.2 of Appendix 3.
“Initial Technical Coordination Meeting” or “ITCM” means the initial meeting relative to the cabin definition, including specifically BFE, during which the Buyer’s main requirements and the technical constraints are captured, in order to launch the development of the cabin and the corresponding BFE.
“Instructors” means the instructors, pilots or other personnel of the Seller providing training support services under Clause 4 of Appendix 3.
“IP Claim” has the meaning set out in Clause 2.2.1 of Appendix 2.
“Item” means any item listed in Schedule 1 of Appendix 2.
“KYC Procedures” means any applicable “know your customer” due diligence, including, anti-money laundering, anti-corruption, anti-bribery, counter terrorism financing, sanctions or other similar checks and procedures, whether resulting from any internal requirement of the Seller or from the operation of any Applicable Legislation.
“Losses” means any losses, liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees).
“Major BFE” has the meaning set out in Clause 6.1 of Appendix 1.
“Manufacturer Development Change” has the meaning set out in Clause 3.2.2.2.
“Manufacturing Facilities” means the various manufacturing facilities of the Seller, its Affiliates and any sub-contractor, where each Airframe and/or any sub-assembly of the Airframe (in each case excluding BFE) are manufactured or assembled.
“Manufacturer Specification Change Notice” or “MSCN” means the document issued by the Seller in respect of a Manufacturer Development Change or a Regulatory Change in accordance with Clause 3.

Page 10/107

“Material” means Seller Spare Parts, Supplier Spare Parts as well as ground support equipment and specific-to-type tools of both the Seller and certain suppliers (but excludes Propulsion Systems, parts thereof, and engine exchange kits, as well as Buyer Furnished Equipment).
“Material Centre” means one of the regional stores of Material of the global network of the Seller and its Affiliates.
“Maximum Amount” has the meaning set out in Clause 1.1.7.3 of Appendix 2.
“Minor Development Change” has the meaning set out in Clause 3.2.2.1.
“Non-Excusable Delay” has the meaning set out in Clause 9.2.1.
“Notice” means any notice or request to be made under or in connection with this Agreement pursuant to Clause 13.
“Order” means any purchase order placed by the Buyer for any order of Material, whether placed in the frame of Initial Provisioning, replenishment or on an expedite basis.
“Other Agreement” has the meaning set out in Clause 11.2.
“Other Part” means any Supplier Part, the Propulsion Systems, any Buyer Furnished Equipment and any component, equipment, accessory, or part installed on an Aircraft at Delivery which is not a Warranted Part.
“Performance Engineer’s Programmes Package” or “PEP Package” means a set of performance computation modules for the aircraft type covered under this Agreement including software components, databases and consultation tools.
“Period of Non-Excusable Delay” has the meaning set out in Clause 9.2.3.
“Portable Document Format” or “PDF” means a file format used to present documents in a manner independent of application software, hardware and operating systems.
“Preliminary Design Review” or “PDR” means the review to validate the concepts of the Buyer’s cabin, including specifically BFE, prior to the launching of the detailed design.
“Predelivery Payment(s)” means the payment(s) determined in accordance with Clause 6.3.
“Predelivery Payment Reference Price” or “PDPRP” means the Predelivery Payment reference price determined in accordance with the formula set out in Clause 6.3.1.
“Pre-Provisioning Meeting” has the meaning set out in Clause 5.2.1 of Appendix 3.
“Propulsion Systems” has the meaning set out in Clause 3.3.

Page 11/107

“Propulsion Systems Manufacturer” means the manufacturer of the Propulsion Systems as selected in accordance with Clause 3.3.
“Provisioning Data” has the meaning set out in Clause 5.2.2 of Appendix 3.
“Ready for Delivery” means, in respect of any Aircraft, the date on which:
a)    the Technical Acceptance Process has been completed in accordance with Clause 7.2 in respect of such Aircraft; and
b)    all technical conditions required for the issuance of the Statement of Conformity and, if applicable, the Export Airworthiness Certificate in respect of such Aircraft have been satisfied.
“Regulatory Change(s)” has the meaning set out in Clause 4.2.2.
“Relevant Amounts” has the meaning set out in Clause 11.3.3.
“Relevant Period” has the meaning set out in Clause 9.2.1.
“Removable BFE” has the meaning set out in Clause 5 of Appendix 1.
“Replacement Part” has the meaning set out in Clause 1.1.6.3 of Appendix 2.
“Retention Period” has the meaning set out in Clause 1.1.7.4 of Appendix 2.
“Returned Part” has the meaning set out in Clause 1.1.6.3 of Appendix 2.
“Revision Service Period” has the meaning set out in Clause 2.1 of Appendix 3.
“Sanctions Authority” means the Government of the United States of America (including, without limitation, the Department of State, the Department of Commerce and the Office of Foreign Assets Control (OFAC) of the US Department of the Treasury), the United Nations, the European Union, the United Kingdom or the government of any country with jurisdiction over the Seller.
“Sanctions Event” has the meaning set out in Clause 12.2.
“Sanctions and Export Control Laws” means any laws or regulations which impose economic, trade or other restrictive measures or, export, re-export licenses or other authorisations in each case issued and enforced by a Sanctions Authority.
“Sanctioned Person” means:
a)    any natural or legal person in any list of sanctioned persons of any Sanctions Authority (including the List of Specially Designated Nationals (SDN) and Sectorial or Sanctions Identifications (SSI) List); or
b)    any natural or legal person directly or indirectly owned or Controlled by any one or several person(s) designated under (a) above.

Page 12/107

“SB Report” has the meaning set out in Clause 2.4 of Appendix 3.
“Scheduled Delivery Period” means, as the case may be, the calendar year, half-year, quarter or month specified in the Delivery Schedule set out in Exhibit C corresponding to the period during which an Aircraft shall be Ready for Delivery:
a)    as each is in effect with the passage of time and pursuant to the notifications made by the Seller in accordance with Exhibit C; and
b)    as may be amended from time to time pursuant to the provisions of this Agreement.
“Seller’s Account” means the bank account of the Seller specified in Clause 6.1.
“Seller Party” means the Seller and/or any of its Affiliates.
“Seller Related Person” means the directors, officers, agents, employees, representatives and subcontractors of the Seller.
“Seller Representative(s)” means the representatives of the Seller referred to in Clause 3 of Appendix 3.
“Seller Service Bulletin” or “Seller SB” means a document issued by the Seller (as aircraft manufacturer) (excluding service bulletins relating to Supplier topics) to all operators of an aircraft type, notifying them of a modification to the design of, or the need to inspect, or perform an upgrade on, a delivered aircraft to either maintain its level of safety or improve the operation of such aircraft type.
“Seller Spare Parts” means spare parts bearing a part number of the Seller and manufactured by the Seller or its licensees.
“Seller Training Centre” means one of the Seller’s training centres, including those in [*****] or any other training centre that the Seller may open in the future.
“Service Life Policy” has the meaning set out in Clause 1.2.1 of Appendix 2.
“Source Inspection” or “SI” means the inspection of each shipset of BFE occurring prior to shipping of such BFE by the BFE Supplier.
“Spare Parts Price Catalogue(s)” means the then current Spare Parts Price e-Catalogue of the Seller or an Affiliate of the Seller available on AirbusWorld.
“Specification” means the Standard Specification as amended and supplemented by all applicable SCNs and MSCNs executed pursuant to Buyer Changes, Development Changes and Regulatory Changes.
“Specification Change Notice” or “SCN” means the document evidencing an agreement between the Parties in respect of a Buyer Change to amend or supplement the Standard Specification in accordance with Clause 3.2.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 13/107

“SPSA Application” means the application available on AirbusWorld, which provides the Buyer with access to the Supplier Support Conditions.
“Standard Specification” means the [*****].
“Start Date” has the meaning given in Clause 9.2.1.
“Statement of Conformity” means, in respect of an Aircraft, a statement of conformity issued by the Aviation Authority of the Delivery Location in respect of such Aircraft.
“Substitute Index” has the meaning set out in Clause 5.2 of Exhibit B.
“Supplier” means any supplier of Supplier Parts with whom the Seller has entered into Supplier Support Conditions.
“Supplier Part” means any component, equipment, accessory, software or part installed in an Aircraft at the time of Delivery which is included in a Supplier Support Conditions. For the sake of clarity, Propulsion Systems, Buyer Furnished Equipment and other equipment selected by the Buyer and provided by suppliers with whom the Seller has no existing warranty arrangements are not Supplier Parts.
“Supplier Spare Parts” means [*****].
“Supplier Support Conditions” or “SSC” means the agreement between the Seller and a Supplier, [*****].
“Taxes” means any present or future tax, duty, withholding, deduction, levy, import, stamp, fee or charge of any kind imposed by any taxing or other governmental authority together with any penalties, fines and interest thereon.
“Technical Acceptance Process” has the meaning set out in Clause 7.2.1.
“Technical Data” means the flight operations and maintenance engineering technical data and PEP Package necessary to operate and maintain the Aircraft, as set out in Schedule 1 of Appendix 3 and as more precisely listed in the then current CSC.
“Term” means the period commencing on the date of this Agreement and continuing for as long as at least five (5) aircraft of the model of the Aircraft are operated in commercial air transport service, of which at least one (1) by the Buyer.
“Third Party Entity” has the meaning set out in Clause 1.8 of Appendix 2.
“Third Party License” has the meaning set out in Clause 2.8 of Appendix 3.
“Training Allowances” means the training support and services provided by the Seller to the Buyer under this Agreement, as set out in Schedule 2 Appendix 3.
“Training Centre” has the meaning set out in Clause 4.2.1 of Appendix 3.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 14/107

“Training Conference” has the meaning set out in Clause 4.1.2 of Appendix 3.
“Training Conference Proposal” has the meaning set out in Clause 4.3.5 of Appendix 3.
“Type Certificate” has the meaning set out in Clause 4.1.1.
“USD” means United Sates Dollar(s).
“Validation of Type Certificate” or “VTC” has the meaning set out in Clause 4.1.2.
“VAT” means value added tax.
“Warranted Part(s)” means any component, equipment, accessory, Airbus On-Board Certified Software or part which is installed on an Aircraft at Delivery and that bears a part number of the Seller at the time of Delivery of such Aircraft.
“Warranty Claim” has the meaning set out in Clause 1.1.5.1 of Appendix 2.
“Warranty Period” has the meaning set out in Clause 1.1.3 of Appendix 2.
1.2    Interpretation
In this Agreement, unless the context otherwise requires:
a)    clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement;
b)    references to Clauses, Appendices, Exhibits or Schedules are to be construed as references to the clauses, appendices, exhibits or schedules to this Agreement and references to this Agreement include its Appendices, Exhibits and Schedules;
c)    words importing the plural shall include the singular and vice versa;
d)    rank numbers, manufacturer serial numbers (or MSN), fleet serial numbers (or FSN) or any other internal or external designation or reference used for convenience to designate a particular aircraft as an Aircraft to which any provision of this Agreement refers shall have no separate contractual force or effect;
e)    references to a person shall be construed as including, without limitation, references to an individual, firm, company, corporation, government, association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality), unincorporated body of persons and any state or agency of a state;
f)    the term “including” when used in this Agreement means “including without limitation” except when used in the computation of time periods;
g)    technical and trade terms not otherwise defined herein shall have the meanings assigned to them as generally accepted in the aircraft manufacturing industry;

Page 15/107

h)    references to days other than Business Days shall be construed as references to calendar days;
i)    any notice, notification or request to be made in this Agreement shall be in writing and shall comply with the requirements set out in Clause 13;
j)    with respect to any USD amounts in this Agreement, if there is any inconsistency between the amounts set out in figures and in letters, the amount set out in letters shall prevail.
2    SALE AND PURCHASE
Subject to the terms and conditions contained in this Agreement:
a)    the Seller shall sell and deliver and the Buyer shall, on behalf of and for Azul Linhas, purchase and take delivery of the Aircraft specified in the Delivery Schedule;
b)    the Seller shall install Buyer Furnished Equipment on Aircraft in accordance with the provisions set out in Appendix 1;
c)    the Seller shall provide to the Buyer the warranty and service life policy, and the patent and copyright indemnity set out in Appendix 2;
d)    the Seller shall provide to the Buyer the customer support services set out in Appendix 3; and
e)    Azul Linhas shall be the operator of the Aircraft at the time of Delivery.
3    SPECIFICATION
3.1    Aircraft Specification
3.1.1    Each Aircraft shall be manufactured in accordance with its Specification.
3.1.2    The applicable standard design weights (Maximum Take-off Weight (“MTOW”) Maximum Landing Weight (‘MLW’) and Maximum Zero Fuel Weight (“MZFW”)) of the Aircraft are the following:

	MTOW	MLW	MZFW
A330-900 Aircraft	[*****]	[*****]	[*****] *
* [*****].
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 16/107

3.2    Specification Changes
3.2.1    Buyer Changes
At the date hereof, the Buyer has selected certain customisation options as set out in Exhibit A, which shall be incorporated into the Specification in accordance with this Clause 3, unless otherwise agreed between the Parties. The Buyer may select further customisation options after the date of this Agreement which, if agreed by the Seller, shall also be incorporated into the Specification in accordance with this Clause 3. All changes or additions to the Standard Specification through the selection of customisation options by the Buyer shall be referred to herein as “Buyer Changes”.
Buyer Changes shall be incorporated into the Specification subject to the execution of a Specification Change Notice which sets out (i) the change or addition to be made to the Standard Specification, (ii) the effect, if any, on the design, performance and/or weight of the relevant Aircraft, (iii) the price of such Buyer Change and (iv) the Aircraft listed in the Delivery Schedule on which such Buyer Change shall be implemented.
Buyer Changes shall only be incorporated into the Specification if the relevant SCN is executed by the Parties on or before the cut-off date for the execution of an SCN set out in the CMC.
3.2.2    Development Changes
The Standard Specification may also be amended or supplemented by the Seller to incorporate such changes as it considers appropriate in accordance with the following clauses (together, the “Development Changes”).
3.2.2.1    Minor Development Changes
If a Development Change has no or a de minimis adverse effect on the price, performance or weight of an Aircraft or on the interchangeability or replaceability requirements (a “Minor Development Change”), then such change shall be incorporated by the Seller without the Buyer’s consent. In such case, the Buyer shall have access to the details of such Minor Development Change through the relevant application in AirbusWorld.
3.2.2.2    Manufacturer Development Changes
If a Development Change is not a Minor Development Change (a “Manufacturer Development Change”), then such Manufacturer Development Change shall be incorporated by way of a Manufacturer Specification Change Notice which sets out (i) the change or addition to be made to the Standard Specification and its effect on the performance and weight of the relevant Aircraft, (ii) the interchangeability and replaceability requirements, (iii) the price of such Manufacturer Development Change and (iv) the Aircraft on which such Manufacturer Development Charge shall be implemented.
The Seller shall notify the Buyer within a reasonable timeframe of the date by which the Buyer must accept or reject such Manufacturer Development Change. The Manufacturer Development Change shall be deemed accepted by the Buyer unless it notifies the Seller that it rejects such Manufacturer Development Charge by the specified date.

Page 17/107

A Development Change due to any equipment, component or part which has become obsolete shall be notified to the Buyer and incorporated into the Specification with effect from receipt of such notice without the need for the Buyer’s consent.
3.2.3    Regulatory Changes
Regulatory Changes shall, subject to the provisions of Clause 4, be incorporated by means of a MSCN or SCN, as applicable, and shall be incorporated into the Specification with effect from receipt by the Buyer from the Seller of the notice requiring such Regulatory Change, without the need for the Buyer’s consent.
3.3    Propulsion Systems
Each Aircraft shall be equipped with a set of [*****] Rolls Royce 7000-72 engines (the “Propulsion Systems”), with a nominal thrust of [*****].
The above-mentioned Propulsion Systems designations are based upon information received from the Propulsion Systems Manufacturer and remain subject to any modification that may be imposed by the Propulsion Systems Manufacturer on the Seller and/or the Buyer.
The Buyer shall be responsible for entering into direct discussions with the Propulsion Systems Manufacturer with respect to support services and any related commercial terms relating to the Propulsion Systems.
3.4    Customisation Milestones
3.4.1    Customisation Milestones Chart
No later than [*****] prior to the commencement of the Scheduled Delivery Period of the Aircraft scheduled to be delivered first, the Seller shall provide a customization milestones chart (the “Customisation Milestone Chart” or “CMC”) to the Buyer. The CMC sets out the date(s) by which decisions or actions by the Buyer in respect of the customization of such Aircraft are required to be made or taken as well as the date(s) by which BFE shall be selected and/or qualified, as appropriate, and by which the SCN shall be executed to integrate the Buyer's specific features into the industrial process in order to achieve a Contractual Definition Freeze which will enable the Seller to manufacture and deliver such Aircraft in accordance with this Agreement. The CMC shall be valid for all Aircraft, subject to the paragraph below.
If the Buyer requests one or more new customization options in respect of certain Aircraft after previous CMC(s) has/have been issued, then the Seller may issue an additional CMC in respect of such Aircraft if, in its opinion, such additional CMC is required as a result of such request from the Buyer. In such case, the terms of Clause 3.4.2 shall apply to such Aircraft.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 18/107

3.4.2    Compliance with Customisation Milestones
Any failure(s) by the Buyer to comply with the customization requirements listed below shall constitute a Buyer Event of Default, entitling the Seller to the rights and remedies set out in Clause 11 of this Agreement:
a)    selection of the relevant BFE Suppliers in accordance with Appendix 1 for the Buyer Furnished Equipment to be installed on Aircraft by the date specified in the CMC if, in the Seller’s reasonable opinion and at its sole discretion, such delay(s) or failure(s) would prevent Contractual Definition Freeze from being achieved by the date set out in such CMC;
b)    participation by the Buyer and the relevant BFE Suppliers in the Initial Technical Coordination Meeting (the “ITCM”) at the date scheduled for such meeting set out in a CMC if, in the Seller’s reasonable opinion and at its sole discretion, such delay(s) or failure(s) would prevent Contractual Definition Freeze from being achieved by the date set out in such CMC;
c)    one or more other delays or failures in complying with the milestones set out in the CMC if, in the Seller’s reasonable opinion, such delay(s) or failure(s) would prevent Contractual Definition Freeze from being achieved by the date set out in such CMC; and
d)    failure by the Buyer to execute all SCNs that are required to achieve Contractual Definition Freeze by the date set out in the CMC.
4    CERTIFICATION
4.1    Type Certification
4.1.1    The Seller confirms it has obtained the relevant type certificate for the Aircraft under European Aviation Safety Agency (EASA) regulations (the “Type Certificate”).
4.1.2    The Buyer hereby notifies the Seller that each Aircraft shall be registered in Brazil (the “Country of Registration”) and the Seller shall apply for the validation of the Type Certificate by the Aviation Authority of such Country of Registration (the “Validation of the Type Certificate” or “VTC”).
4.2    Statement of Conformity and Export Airworthiness Certificate
4.2.1    Each Aircraft shall be delivered to the Buyer with a Statement of Conformity and, if applicable, an Export Airworthiness Certificate for export of such Aircraft to the Country of Registration.
For each Aircraft, the Country of Registration shall be deemed to be the country identified pursuant to Clause 4.1.2, unless the Buyer, no later [*****] prior to the commencement of the Scheduled Delivery Period of such Aircraft, notifies the Seller of a different Country of Registration and provided that the VTC has already been obtained for such Country of Registration.

Page 19/107

4.2.2    If, at any time before the date on which an Aircraft is Ready for Delivery, any law or regulation requires a change to the Specification in order for the Statement of Conformity to be issued or, as applicable, the Export Airworthiness Certificate to be obtained (a “Regulatory Change”), then the Seller shall make such change to the Specification in accordance with Clause 3.2.3 and shall notify the Buyer of the impact, if any, of such Regulatory Change on the month(s) in which the affected Aircraft is/are anticipated to be delivered.
4.3    Other certificates or approvals
Except as set forth in Clauses 4.1 and 4.2 above, the Seller shall not be required to obtain any certificate or approval with respect to any Aircraft (including the certificate of airworthiness issued by the Buyer’s local Aviation Authority) and the Buyer shall be responsible for obtaining any other certificate, license or approval required for the import or operation of each Aircraft.
4.4    Costs of Certification
4.4.1    The Seller shall bear:
a)    all costs relating to obtaining the Type Certificate, as well as for applying for the VTC pursuant to Clause 4.1.2; and
b)    all costs of implementing on an Aircraft any Regulatory Change required by EASA which enters into effect prior to the date of this Agreement.
4.4.2.1    The Parties shall share equally the costs of implementing on an Aircraft any Regulatory Change required by EASA which enters into effect after the date of this Agreement and before such Aircraft is/are Ready for Delivery.
4.4.2.2    The Seller shall, as far as practicable but at its sole discretion and without prejudice to the above Clause 4.4.2.1, take into account the information available to it concerning any proposed law, regulation or interpretation which could become a Regulatory Change in order to minimise the costs of changes to the Specification as a result of such proposed law, regulation or interpretation becoming effective prior to the Aircraft being Ready for Delivery.
4.4.3    The Buyer shall bear the costs of any change to the Specification required by the Aviation Authority of the Country of Registration including any change to comply with the requirements of such Aviation Authority with respect to (i) the import of the relevant Aircraft under the VTC; (ii) the issuance of the Certificate of Airworthiness for Export by the Seller; and (iii) any operational requirements necessary for the Buyer to obtain the local certificate of airworthiness.
4.4.4    Notwithstanding the provisions of Clause 4.4.2.1, the cost of implementing on an Aircraft any Regulatory Change which became effective between the date of this Agreement and the Delivery of such Aircraft and which was issued by the Buyer's and the Seller's Aviation Authority exclusively with the purpose of correcting a defect in the design of the A330-900 airframe shall be borne by the Seller.

Page 20/107

4.4.5    Notwithstanding the provisions of sub-Clauses 4.4.1 and 4.4.2.1, if the Regulatory Change relates to the Propulsion Systems, the costs shall be borne in accordance with such arrangements as may be made separately between the Buyer and the Propulsion Systems Manufacturer.
5    PRICES AND PRICE REVISION
5.1    Base Prices
5.1.1    The base price of an Aircraft (as such Aircraft is set out in the Standard Specification) (excluding any Buyer Furnished Equipment) (the “Aircraft Base Price”) is:

A330-900 Aircraft Base Price	USD [*****] [*****] USD
5.1.2    The base price per Aircraft of all Buyer Changes listed in [*****] (the “Buyer Changes Base Price”) is:

A330-900 Buyer Changes Base Price	USD [*****] [*****] USD
5.1.3    Each of the Aircraft Base Price and the Buyer Changes Base Price have been calculated on the basis of a theoretical delivery in [*****].
5.2    Final Price
The price of each Aircraft payable by the Buyer on or prior to Delivery (the “Final Price”) shall be the aggregate of:
a)    the Aircraft Base Price as revised in accordance with Clause 5.3.1; and
b)    [*****]; and
c)    any other amount owed by the Buyer to the Seller pursuant to this Agreement and/or any other written agreement between the Buyer and the Seller with respect to such Aircraft, [*****], if applicable, and which is included in the invoice for such Aircraft.
5.3    Price Revision
For each Aircraft, the Aircraft Base Price, the price of all SCNs and MSCNs applicable to such Aircraft and any credit memoranda subject to revision in accordance with the Airbus Price Revision Formula, shall be revised in accordance with the Airbus Price Revision Formula up to and including the month of Delivery of such Aircraft.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 21/107

5.4    Taxes
5.4.1    Amounts payable by [*****] under this Agreement do not include any value added tax (“VAT”), sales tax and/or other similar tax. If such taxes are applicable, then they shall be paid by [*****].
5.4.2    [*****] shall pay all Taxes in connection with the manufacture and assembly of each Aircraft and any parts installed on or data incorporated on such Aircraft (except for [*****]).
5.4.3    The Buyer shall pay any and all Taxes not assumed by [*****] under [*****] (including any duties upon or in connection with the importation or registration of Aircraft in any country) except for Taxes imposed on [*****] income.
6    PAYMENTS
6.1    Seller's Account
The Buyer shall pay the Predelivery Payments, the Balance of the Final Price and any other amount owed by the Buyer to the Seller under this Agreement to the following bank account:

Beneficiary Name:	AIRBUS

Account identification:	[*****]

with	[*****]

SWIFT:	[*****]

ABA:	[*****]

Address:	[*****]

or to such other bank account as may be notified by the Seller to the Buyer from time to time.
6.2    Commitment Fee
Prior to the date of this Agreement, the Seller has received from the Buyer a non-refundable commitment fee in the amount of USD [*****] per Aircraft. Such commitment fee shall be treated as a Predelivery Payment for all purposes of this Agreement from the date hereof and applied against the first Predelivery Payment due hereunder.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 22/107

6.3    Predelivery Payments
6.3.1    The Buyer shall pay Predelivery Payments to the Seller calculated as a percentage of the reference price applicable to each Aircraft (the “Predelivery Payment Reference Price” or “PDPRP”). The PDPRP shall, with respect to an Aircraft having its Scheduled Delivery Period in year T, be the amount determined by the following formula:
[*****]
[*****]
6.3.2    Predelivery Payments shall be paid by the Buyer for each Aircraft in the amounts and on or before the dates set out below:

DUE DATE OF PAYMENTS	PERCENTAGE OF THE PDPRP
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
For the purposes of this Clause 6.3, the “Scheduled Delivery Period” shall refer to the Delivery Schedule set out in [*****] as at the date of this Agreement.
If the application of the above schedule results in any Predelivery Payment(s) falling due prior to the date of signature of this Agreement, then such Predelivery Payments shall be paid on the date of this Agreement.
6.3.3    Any Predelivery Payment received by the Seller in respect of an Aircraft shall constitute an instalment of the Final Price of such Aircraft, which is due and payable by the relevant dates set out in Clause 6.3.2 above. The Seller shall be entitled to hold and use any Predelivery Payment as absolute owner thereof.
6.3.4    Specification Change Notice Predelivery Payments
At the date of this Agreement, the Parties have agreed a list of Buyer Changes and the Buyer Changes Base Price as set out in [*****].
If the sum of the base prices set out in all SCNs agreed and MSCNs issued in both cases at the time of the Contractual Definition Freeze of the Aircraft scheduled to be delivered first (calculated on the basis of a theoretical delivery in [*****]) exceeds the Buyer Changes Base Price, then the Seller may require the payment, and the Buyer shall pay, an additional Predelivery Payment for each Aircraft which shall equal [*****] of such excess and which shall be payable on the [*****] prior to the commencement of the Scheduled Delivery Period of each Aircraft.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 23/107

6.4    Balance of the Final Price
On or prior to the date of Delivery of an Aircraft, the Buyer shall pay to the Seller the Final Price in respect of such Aircraft less an amount equal to the Predelivery Payments received in respect of such Aircraft in accordance with this Agreement (the “Balance of the Final Price”).
6.5    Other Amounts
Unless expressly stipulated otherwise in this Agreement, any other amounts due under this Agreement in respect of an Aircraft shall be paid by the Buyer at the same time as the Balance of the Final Price, or, if invoiced after the date of Delivery of an Aircraft, [*****] of receipt of the Seller’s invoice for such amounts.
6.6    Payment in Full
6.6.1    All payments to be made by the Buyer under this Agreement shall be made in United States Dollars (USD) in immediately available funds. Unless expressly stated to the contrary, if a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall be the immediately preceding Business Day.
Without prejudice to the Seller’s right under Clause 6.8, all payments to be made by the Seller under this Agreement, if any, shall be made in United States Dollars (USD) in immediately available funds without counterclaim, deduction or withholding of any kind, including any Taxes payable by the Seller. Unless expressly stated to the contrary, if a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall be the immediately preceding Business Day.
6.6.2    All payments due to the Seller hereunder shall be made in full, without set-off, counterclaim, deduction or withholding of any kind, including any Taxes payable by the Buyer. If, at any time, the Buyer is obliged by law to make any withholding or deduction from any payment to be made by the Buyer under this Agreement, then the amount due from the Buyer shall be increased to the extent necessary to ensure that, after such withholding or deduction is made, the Seller receives on the due date a net amount equal to the amount which would have been received in the absence of such withholding or deduction.
6.7    Overdue Payments
If any amount due and payable by the Buyer under this Agreement is not paid when due, then interest at the Default Rate shall accrue from the date such amount is due until the date of actual payment. Such interest shall be calculated [*****] on the basis of the [*****] and a [*****] and shall be paid by the Buyer upon demand of the Seller.
6.8    Set-Off
Subject to [*****] prior notice, the Seller may set-off any matured obligation owed by a Buyer Party to a Seller Party [*****].
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 24/107

7    INSPECTIONS AND TECHNICAL ACCEPTANCE
7.1    Buyer participation in inspections
Subject to the provisions of this Clause 7, the Buyer may attend inspections of (i) the manufacture and assembly of each Aircraft and any sub-assembly of the Airframe (excluding the BFE) organized by the Seller in accordance with the Seller’s standard procedure applicable to the inspection of aircraft by its customers (the “Customer Inspection Procedure”) at the relevant Manufacturing Facility and, where possible, of (ii) the Manufacturing Facilities of the sub-contractors provided that if access to any part of the Manufacturing Facilities where the Airframe manufacture is in progress or materials or parts are stored are restricted for security or confidentiality reasons, the Seller shall be allowed reasonable time to make the relevant items available elsewhere.
Prior to the beginning of the manufacturing process of the Aircraft scheduled to be delivered first, the Buyer may select from the Seller’s standard list of customer inspections those inspections which it wishes to attend.
For any inspection which the Buyer’s representatives attend, such Buyer representatives shall at all times comply with the rules and regulations set out in the Customer Inspection Procedure as well as those applicable at the relevant Manufacturing Facility.
All inspections attended by the Buyer shall take place in the presence of Seller’s personnel and shall be scheduled so as not to hinder or delay the Seller’s manufacturing and assembly operations.
Throughout the process of manufacture and assembly of an Aircraft, the Buyer shall have access through AirbusWorld to the relevant technical information including production reports, configuration data and the technical status of such Aircraft.
7.2    Technical Acceptance
7.2.1    Technical Acceptance Process
Prior to the Delivery of any Aircraft, such Aircraft shall undergo the technical acceptance process developed by the Seller and applicable to such aircraft type (the “Technical Acceptance Process”). The Technical Acceptance Process shall be conducted by the Seller in accordance with its standard procedures for the delivery of aircraft to customers.
Successful completion of the Technical Acceptance Process shall be deemed to demonstrate compliance of the relevant Aircraft with the Specification.
Should it be established that an Aircraft does not comply with the requirements of the Technical Acceptance Process, then the Seller shall without hindrance from the Buyer be entitled to carry out any necessary changes and, as soon as practicable thereafter, submit the relevant Aircraft to the remainder of the Technical Acceptance Process until successful completion.

Page 25/107

7.2.2    Technical Acceptance Process Schedule
The Technical Acceptance Process of an Aircraft shall:
a)    commence [*****] notified by the Seller to the Buyer pursuant to [*****].
b)    take place [*****]; and
c)    except in the event of technical issues, generally be completed within [*****].
7.2.3    Buyer's Attendance
7.2.3.1    The Buyer may attend the Technical Acceptance Process of an Aircraft, and, if it does, may request that a demonstration flight be performed with such Aircraft (a “Demonstration Flight”).
Such Demonstration Flight shall not exceed a period of [*****] during which up to [*****] of the Buyer’s representatives (no more than [*****] of whom shall have access to the Aircraft’s cockpit at any one time) may accompany the personnel of the Seller on the relevant Aircraft. The Buyer’s representatives shall comply at all times with the instructions of the Seller’s personnel.
7.2.3.2    If the Buyer does not attend, or delays or fails to cooperate with the requirements of, the Technical Acceptance Process, then the Seller may complete the Technical Acceptance Process for the relevant Aircraft on its own and the Buyer shall be deemed to have accepted that such Technical Acceptance Process has been completed in accordance with the provisions of Clause 7.2.1.
7.2.4    Certificate of Acceptance
Following completion of the Technical Acceptance Process in respect of an Aircraft, the Buyer shall sign and deliver to the Seller a Certificate of Acceptance in respect of such Aircraft. The execution of the Certificate of Acceptance shall constitute conclusive and irrevocable evidence of acceptance of the relevant Aircraft.
7.3    Office Facilities for Buyer’s Inspectors
For the purposes of the Buyer attending the inspections and the Technical Acceptance Process, the Seller shall [*****].
7.4    Indemnification and Insurance
Each of the Seller and the Buyer shall be liable for the Losses respectively incurred by it and arising from its acts or omissions in connection with the exercise of its rights and performance of its obligations under this Agreement, except as provided for in Clauses 7.4.1 and 7.4.2, and Clauses 6.1, 6.2 and 6.3 of Appendix 3.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 26/107

7.4.1    Indemnities
7.4.1.1    The Seller shall, except in case of [*****], its Affiliate(s) (or any director, officer, agent, employee, representative or subcontractor of such Affiliate(s)) or any Buyer Related Person, be solely liable for and shall indemnify and hold harmless the Buyer, its Affiliates, their respective insurers and any Buyer Related Person from and against all Losses in respect of:
a)    loss of, or damage to, the Seller’s property;
b)    injury to, or death of, any Seller Related Person;
c)    any damage caused by the Seller or any Seller Related Person to third parties, in each case arising out of, or in any way connected with, any inspection carried out pursuant to Clause 7.1 or the Technical Acceptance Process; and
d)    any damage caused by the Buyer to third parties arising out of, or in any way connected with, Demonstration Flights.
7.4.1.2    The Buyer shall, except in case of [*****], its Affiliate(s) (or any director, officer, agent, employee, representative or subcontractor of such Affiliate(s)) or any Seller Related Person, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates, their respective insurers and any Seller Related Person from and against all Losses in respect of:
a)    loss of, or damage to, the Buyer’s property;
b)    injury to, or death of, any Buyer Related Person; and
c)    any damage caused by the Buyer or any Buyer Related Person to third parties (other than in respect of any Demonstration Flight), in each case arising out of, or in any way connected with, any inspection carried out pursuant to Clause 7.1 or the Technical Acceptance Process.
7.4.2    Notice of Claims
If any claim is made or suit is brought against a Party or entity entitled to indemnification under this Clause 7.4 (the “Indemnitee”) for Losses for which liability has been assumed by the other Party under this Clause 7.4 (the “Indemnitor”), then the Indemnitee shall promptly give notice to the Indemnitor (which notice shall include all relevant information relating to the claim) and the Indemnitor shall assume and conduct the defence or settlement thereof, or effect any settlement which it, in its opinion, deems proper. Upon request of the Indemnitee, the Indemnitor shall promptly inform and consult the Indemnitee for all developments which may affect the rights or reputation of the Indemnitee.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 27/107

7.4.3    Insurance
The Buyer shall (or shall cause its agent, its representative or its subcontractor to) take out and maintain the following insurances:
a)    General Third Party Liability insurance for an amount of cover commensurate with the exposure potential of the Buyer’s undertakings under this Clause 7.4;
b)    Travel insurance (medical expenses and emergency repatriation); and
c)    any other adequate insurance policies covering the Buyer’s liabilities under this Clause 7.4 (including Workers Compensation insurance if applicable) with amounts of cover consistent with the scope and magnitude of risks incurred.
Upon the Seller’s request, the Buyer shall provide evidence that such insurance coverage is in full force and effect.
8    DELIVERY
8.1    Delivery Schedule
8.1.1    An Aircraft shall be Ready for Delivery at the Delivery Location within its Scheduled Delivery Period subject to the provisions of this Agreement.
8.1.2    [*****] days prior to the date on which the Aircraft is anticipated to be Ready for Delivery, the Seller shall give written notice to the Buyer of the anticipated fortnight of Delivery.
The Seller shall give the Buyer at least [*****] days prior notice of the date on which an Aircraft is anticipated to be Ready for Delivery. Such notice shall also indicate the date on which the Technical Acceptance Process is anticipated to start.
The Seller shall notify the Buyer of any change in such date(s).
8.2    Delivery
8.2.1    On the date on which an Aircraft is Ready for Delivery:
a)    the Buyer shall ensure that its representatives are present to take Delivery of such Aircraft at the Delivery Location; and
b)    the Buyer shall sign the Certificate of Acceptance and pay the Balance of the Final Price following which the Seller shall transfer title to the Aircraft and provide the Buyer with:
(i)    a Statement of Conformity and, if applicable, an Export Airworthiness Certificate in respect of the Aircraft; and
(ii)    a Bill of Sale confirming transfer of title to the Aircraft (including, BFE, if any, which has been installed on the Aircraft and to which the Seller has received title from the Buyer).
Risk of loss of or damage to the relevant Aircraft shall pass to the Buyer at Delivery thereof.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 28/107

8.2.2     If, in respect of an Aircraft which is Ready for Delivery, the Buyer fails to:
a)    deliver the signed Certificate of Acceptance to the Seller; or
b)    pay the Balance of the Final Price for such Aircraft to the Seller, then the Buyer shall be deemed to have wrongfully rejected the Aircraft.
In such case, without prejudice to the Seller’s other rights under this Agreement or at law:
(i)    the Seller shall retain title to the relevant Aircraft;
(ii)    the Buyer shall indemnify the Seller for all Losses (including any parking and storage costs and damage to the Aircraft) incurred by the Seller and other consequences resulting from such failure.
8.2.3    Following Delivery of an Aircraft, the Buyer shall promptly remove such Aircraft from the Delivery Location, failing which the provisions of Clause 8.2.2(ii) shall apply without prejudice to the Seller’s other rights under this Agreement or at law.
8.3    Fly Away
All expenses of, or connected with, flying an Aircraft from the Delivery Location after Delivery shall be borne by [*****].
The Buyer and the Seller shall co-operate to obtain any licenses which may be required by the Aviation Authority of the Delivery Location for the purpose of exporting the Aircraft.
9    DELAYS
9.1    Excusable Delay
9.1.1    The Seller shall not be liable for any delay or failure in delivering an Aircraft within its Scheduled Delivery Period or in the performance of any other obligations of the Seller under this Agreement due to causes beyond its control and not occasioned by its fault or negligence (each an “Excusable Delay”) including due to:
a)    acts of God;
b)    war, civil war, warlike operations, terrorism, insurrections or riots;
c)    fires, explosions, floods or natural disasters;
d)    loss, destruction or damage beyond economic repair of any Aircraft;
e)    any applicable law, regulation, order, directive, act or decision of any governmental or regulatory authority;
f)    labour disputes causing cessation, slowdown or interruption of work;
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 29/107

g)    inability after due and timely diligence to procure materials, equipment or parts;
h)    failure or delay of a sub-contractor or supplier to furnish any materials, equipment parts or components; or
i)    hindrance in transportation; or
j)    action or inaction of the Buyer or failure of the Buyer to perform any of its obligations under this Agreement.
9.1.2    Consequences of Excusable Delay
If an Excusable Delay occurs, then the Seller shall:
a)    notify the Buyer of such Excusable Delay as soon as reasonably practicable after becoming aware of the same;
b)    not be in default in the performance of its obligations hereunder as a result of such Excusable Delay;
c)    not be liable for any Losses incurred by the Buyer in connection with such Excusable Delay; and
d)    as soon as reasonably practicable after the cause of such Excusable Delay has ceased to exist notify to the Buyer, if applicable, the revised month or period in which the affected Aircraft is/are anticipated to be delivered.
9.1.3    Termination for Excusable Delay
9.1.3.1    If Delivery of an Aircraft is or is anticipated by the Seller to be delayed as a result of an Excusable Delay for a period of more than [*****] after the last day of the applicable Scheduled Delivery Period, then either Party may terminate this Agreement with respect to such Aircraft by giving notice to the other Party within [*****] of (i) in the case of actual delay, the end of such [*****] and (ii) in the case of anticipated delay, receipt by the Buyer of the Seller’s notification of such Excusable Delay.
9.1.3.2    If this Agreement is terminated pursuant to Clause 9.1.3.1 with respect to any Aircraft, then [*****].
9.1.4    [*****]
[*****].
[*****].
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 30/107

9.2    Non-Excusable Delay
9.2.1    [*****]
If any Aircraft is not Ready for Delivery to the Buyer by the last day of the Scheduled Delivery Period or, if applicable, of the revised anticipated delivery month or period notified by the Seller pursuant to Clause 9.1.2(d) (the “Start Date”) and such delay is not due to an Excusable Delay (a “Non-Excusable Delay”), then the Buyer shall have the right to [*****] in an amount of [*****] Non-Excusable Delay during the Relevant Period, subject to a maximum amount of USD [*****] per Aircraft.
For the purposes of this Clause 9.2, the “Relevant Period” shall be [*****].
9.2.2    Early Notification
Notwithstanding the amounts set forth in Clause 9.2.1, if the Seller notifies the Buyer in advance of an expected Non-Excusable Delay, then the amount of [*****] which the Buyer shall be entitled to claim for the Relevant Period pursuant to Clause 9.2.1 shall be calculated by reference to the date of such notification in accordance with the following table (and subject to the maximum amount per Aircraft indicated in such table):

Date of early notification of Non-Excusable Delay by the Seller	Daily liquidated damages amount	Maximum liquidated damages amount per Aircraft
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
9.2.3    If, following notification by the Seller of an anticipated Non-Excusable Delay in respect of an Aircraft, the Seller notifies the Buyer of one or more anticipated Non-Excusable Delay(s) in respect of the same Aircraft, then, subject to Clause 9.2.5, the aggregate amount of [*****] payable to the Buyer in respect of all such Non-Excusable Delay(s) relating to such Aircraft shall be calculated by applying for each Period of Non-Excusable Delay the applicable [*****] set out in the table in Clause 9.2.2 determined by reference to the date of notification by the Seller of the relevant Non-Excusable Delay.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 31/107

For the purposes of this Clause 9.2.3, “Period of Non-Excusable Delay” shall mean, in respect of each Non-Excusable Delay relating to the same Aircraft, each period commencing (and including):
a)    for the first Non-Excusable Delay, on the [*****] following the Start Date for such Aircraft; and
b)    for any subsequent Non-Excusable Delay, on the [*****] the immediately preceding revised anticipated delivery month as specified in the Seller’s notice to the Buyer pertaining to such Non-Excusable Delay, and ending on (but excluding):
(i)    in respect of any Non-Excusable Delay other than the final Non-Excusable Delay, the [*****] of the next revised anticipated delivery month as specified in the Seller’s relevant notice to the Buyer pertaining to such Non-Excusable Delay; and
(ii)    in respect of the final Non-Excusable Delay, the earlier of [*****] on which an Aircraft is Ready for Delivery or [*****] of this Agreement in accordance with Clause 9.2.7.
9.2.4    Upon receipt of a claim in writing from the Buyer received no later than [*****] after Delivery of an Aircraft or termination of this Agreement in respect of such Aircraft, whichever occurs first, the Seller shall pay [*****] calculated in accordance with Clause 9.2.1, 9.2.2 or 9.2.3 within [*****] of the date of such claim, but in no case [*****].
9.2.5    The maximum amount of [*****] for Non-Excusable Delay which may be claimed by the Buyer in respect of an Aircraft under this Agreement shall be the amount set out in Clause 9.2.1 or, in the case where the provisions of Clause 9.2.3 apply, the maximum amount of [*****] as shall be determined in the table in Clause 9.2.2 above by reference to the date of the last notice sent by Airbus.
9.2.6    Re-negotiation
If, as a result of a Non-Excusable Delay, an Aircraft is not Ready for Delivery in the period falling [*****] after the commencement of the Relevant Period, then the Buyer shall have the right, upon notice to the Seller given no later than [*****] after the expiry of such [*****], to require from the Seller a re-negotiation of the Scheduled Delivery Period for the affected Aircraft. Such re-negotiation shall not prejudice the Buyer’s right to receive [*****] in accordance with Clause 9.2.1, 9.2.2 or 9.2.3 during the Relevant Period, unless otherwise agreed.
9.2.7    Termination for Non-Excusable Delay
If, as a result of a Non-Excusable Delay, an Aircraft is not Ready for Delivery within [*****], then either Party shall have the right to terminate this Agreement in respect of such Aircraft by giving notice to the other Party within [*****] of the end of such [*****].
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 32/107

If this Agreement is terminated pursuant to this Clause 9.2.7 with respect to any Aircraft, then such termination shall discharge all obligations and liabilities of the Parties hereunder with respect to such Aircraft and any associated undelivered material, services, data or other items, except that [*****].
9.2.8        [*****]
[*****]
10    ASSIGNMENTS AND TRANSFERS
10.1    No Assignments or Transfers
Except as provided in this Clause 10, neither Party may assign, novate, transfer or dispose of any of its rights or obligations under this Agreement to any person without the prior written consent of the other Party.
10.2    Assignments by the Seller
The Seller may assign, novate or transfer its rights and obligations under this Agreement to any Affiliate upon written notification to the Buyer.
The Seller may at any time, upon notice to the Buyer, assign its right to receive monies under this Agreement to any financial institution or other entity.
The Seller may appoint an Affiliate to perform any of its obligations under this Agreement provided that the Seller remains liable for the performance of such obligation(s).
10.3    Assignments by the Buyer
The Buyer shall be entitled to assign its rights (but not its obligations) under this Agreement subject to prior notice to the Seller received sufficiently in advance to allow for the implementation of such assignment, for the purposes of financing Predelivery Payments or, immediately prior to Delivery, financing the Final Price of an Aircraft provided such assignment (i) is not to a competing airframe manufacturer or its Affiliate, or an entity with which the Seller objects to doing business and (ii) is in form and substance acceptable to the Seller.
10.4    Sale or Merger
Following the execution of any binding documentation pursuant to which (i) Azul Linhas enters into any prospective sale or merger of all or a substantial part of its assets or (ii) a change of Control in the ownership of Azul Linhas will occur (a “Relevant Transaction”), the Buyer shall give notice to the Seller as soon as practicable (but in any event, before closing or consummation of the Relevant Transaction).
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 33/107

Following such notice, the Parties shall consult with each other in good faith for a period of [*****] in order to establish the impact of the Relevant Transaction on this Agreement and such modifications to this Agreement as are considered necessary by the Seller, acting reasonably, to protect its legitimate commercial and business interests. If no agreement has been reached between the Parties in respect of the consequences of the Relevant Transaction following the expiry of the above-mentioned [*****] of consultation, then the Seller shall be entitled to suspend its obligations under this Agreement and upon agreement between the Parties being reached, to notify the Buyer of revised month(s) in which affected Aircraft is/are anticipated to be delivered consistent, if applicable, with the Seller’s other commitments and production constraints.
11    DEFAULT AND REMEDIES
11.1    Insolvency
Each of the following events shall constitute an “Insolvency Event”.
Either the Buyer, Azul Linhas or the Seller:
(i)    commences or has commenced against it under any law any proceeding seeking a judgement of insolvency, bankruptcy, liquidation or any other relief available to financially distressed debtors;
(ii)    seeks or becomes subject to the appointment of any administrator, receiver, trustee, custodian or similar officer with respect to it or to all or a substantial part of its assets and such action is not dismissed or stayed within a period of [*****];
(iii)    is the object of an action to obtain an attachment, sequestration or similar legal process in respect of all or a substantial part of its assets and such action is not dismissed or stayed within a period [*****];
(iv)    makes a general assignment or arrangement with or for the benefit of its creditors;
(v)    causes or is subject to any event which under any applicable law has an analogous effect to any of the events specified in paragraphs (i) to (iv) above;
(vi)    is generally unable to pay its debts or admits in writing its inability to pay its debts as they become due.
Upon the occurrence of an Insolvency Event in respect of the Buyer or Azul Linhas (the “Insolvent Buyer Party”) the Seller may elect to exercise any or all of the following remedies:
a)    suspend the performance of its obligations under this Agreement with respect to any or all Aircraft and/or any or all equipment, services, data and/or other items related thereto, and reschedule the Scheduled Delivery Period of any or all Aircraft;
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 34/107

b)    terminate this Agreement with respect to any or all Aircraft and/or equipment, services, data and/or other items related thereto; and
c)    set-off any matured obligation owed by the Insolvent Buyer Party to the Seller against any matured obligation owed by the Seller regardless of the place of payment or currency.
Upon the occurrence of an Insolvency Event in respect of the Seller (the “Insolvent Seller Party”) the Buyer may elect to exercise any or all of the following remedies:
a)    suspend the performance of its obligations under this Agreement with respect to any or all Aircraft and/or any or all equipment, services, data and/or other items related thereto;
b)    terminate this Agreement with respect to any or all Aircraft and/or equipment, services, data and/or other items related thereto; and
c)    set-off any matured obligation owed by the Insolvent Seller Party to the Buyer against any matured obligation owed by the Buyer regardless of the place of payment or currency.
11.2    Buyer Events of Default
Each of the following shall constitute a “Buyer Event of Default”:
a)    the Buyer fails to make payment of any Predelivery Payment which is required to be made under this Agreement and such failure is not cured within [*****] Business Days of the date the Predelivery Payment became due and payable;
b)    the Buyer or Azul Linhas fails to make payment of all or part of the Final Price of any Aircraft which is required to be made under this Agreement or fails to comply with any of its obligations set out in Clause 8.2.1(b) and, in each case, such failure is not cured within [*****] Business Days of the date such payment became due and payable or such obligation was due to be performed;
c)    the Buyer or Azul Linhas wrongfully seeks to terminate, or otherwise repudiates or renounces, in whole or in part, this Agreement;
d)    the Buyer or Azul Linhas fails to comply with the obligations set out in Clause 3.4.2 and such failure is not cured within [*****] Business Days of the relevant deadline(s) set out in Clause 3.4.2;
e)    the Buyer or Azul Linhas fails to procure delivery of the BFE to the relevant Seller’s facilities by the Contractual On-Dock Dates or in accordance with the conditions set out in Appendix 1, and such failure is not cured within [*****] Business Days of such Contractual On-Dock Dates;
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 35/107

f)    the Buyer or Azul Linhas fails to make any other payment which is required to be made under this Agreement and such failure is not cured within [*****] Business Days of the date such payment became due and payable;
g)    any Buyer Party (including Azul Linhas) fails to make any payment which is required to be made under any other agreement (including, without limitation, any guarantee) relating to the sale, purchase, financing or leasing of aircraft, entered into or to be entered into between such Buyer Party and any Seller Party (other than this Agreement) (an “Other Agreement”) and such failure is not cured within [*****] Business Days of the date such payment became due and payable thereunder;
h)    the occurrence of any of the events or circumstances described in Clause 3.1.2 of the Guarantee;
i)    the Buyer fails to perform or observe any of the covenants set out in Clause 16.13 of this Agreement.
11.3    [*****]
11.3.1    [*****]
a)    [*****]
(i)    [*****]
(ii)    [*****]
(iii)    [*****]
(iv)    [*****]
b)    [*****].
11.3.2    [*****]:
a)    [*****]
b)    [*****].
11.3.3    [*****]:
a)    [*****]
b)    [*****].
[*****].
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 36/107

11.4    Termination
11.4.1    The termination of all or part of this Agreement pursuant to Clause 11.1 or 11.3 shall become effective immediately upon receipt by the relevant Party of a notice sent by the other Party in accordance with this Agreement.
11.4.2    If the Party taking the initiative of terminating this Agreement decides to terminate part of this Agreement only, then the notice sent to the other Party shall specify those provisions of this Agreement which shall be terminated and in respect of which Aircraft such termination applies.
11.4.3    The exercise by the Seller of any remedy or all of the remedies set out in Clause 11.3 in respect of a Buyer Event of Default shall not prevent the Seller from exercising at any time the equivalent or different remedies under this Agreement or at law in respect of such Buyer Event of Default for so long as such Buyer Event of Default is continuing or in respect of any subsequent Buyer Event of Default. In particular, the Seller may reschedule several times the Scheduled Delivery Period of any or all Aircraft.
Without prejudice to the foregoing, if the Seller terminates, in whole or in part, this Agreement pursuant to Clause 11.1 or 11.3, the Seller [*****].
12    COMPLIANCE, SANCTIONS AND EXPORT CONTROL
For the purpose of this Clause 12, any reference to an “Affiliate” shall be deemed to include the directors, officers, agents, employees, representatives and subcontractors of such Affiliate.
12.1    Compliance
Each Party shall, at its own cost, comply (and shall ensure that its directors, officers, agents, employees and its Affiliates) comply with any Applicable Legislation and with its obligations under this Clause 12.
The Buyer shall provide to the Seller any information that the Seller may reasonably request from time to time in order to comply with the KYC Procedures (including information relating to the Buyer’s corporate structure and ultimate beneficial ownership, and the Buyer’s sources of financing).
Each Party hereby represents and warrants to the other that neither it nor any of its Affiliates (or any person associated with such Party or such Affiliate) has, as at the date hereof, paid, given, offered or received or agreed to pay, give, offer or receive any improper or illegal benefit (including in the form of any fee, commission, payment, salary, sponsorship, gift or other consideration) to and/or from any natural or legal person in connection with the entering into or the performance of this Agreement (an “Improper Benefit”).
Each Party undertakes that it will not pay, give, offer or receive or agree to pay, give, offer or receive any Improper Benefit.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 37/107

The Parties hereby agree that if, in relation to this Agreement, a Party is found guilty of, or admits to, or enters into a settlement relating to, in each case, granting or receiving an Improper Benefit further to legal proceedings under any Applicable Legislation in respect of an Improper Benefit, the other Party may terminate all or part of this Agreement without any liability towards the first Party.
12.2    Sanctions and Export Control
Each Party represents to the other as at the date hereof that neither it nor any of its Affiliates is a Sanctioned Person and undertakes at all times to conduct its business in compliance with all applicable Sanction and Export Control Laws.
If, at any time following the signature of this Agreement, (i) a Party or any of its Affiliates becomes a Sanctioned Person or (ii) the performance of a Party’s obligations under this Agreement would constitute a breach of Sanctions and Export Control Laws (each a “Sanctions Event”), then the affected Party shall promptly notify the other Party and the Parties shall, to the extent permitted by applicable Sanctions and Export Control Laws, consult with each other with a view to mitigating the effects of such Sanctions Event. During such consultation:
a)    in the case of paragraph (i) above, the Party that has not become a Sanctioned Person; and
b)    in the case of paragraph (ii) above, the Party whose performance under this Agreement would constitute a breach of Sanctions and Export Control laws, shall, in each case, have the right to suspend the performance of its obligations under this Agreement at any time following the occurrence of a Sanctions Event.
If performance of the obligations of the Parties cannot be lawfully resumed within a period [*****] after the occurrence of a Sanctions Event which is continuing, then such Party may terminate this Agreement at any time without any liability towards the other Party, upon notice to the other Party.
The Buyer undertakes to use each Aircraft exclusively for the purpose of commercial civil aviation and that, unless authorised by all Sanctions and Export Control Laws, it will not directly or indirectly sell, import, export, re-export, lease, sublease or operate the Aircraft: (a) to or in any country which is the subject of commercial, economic or financial restrictions pursuant to any applicable Sanctions and Export Control Laws and/or (b) to any Sanctioned Person.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 38/107

12.3    Buyer’s Account for Payments by Buyer
The Buyer shall pay the Predelivery Payments, the Balance of the Final Price and any other amount owed by the Buyer to the Seller hereunder from the following Buyer’s account (the “Buyer’s Account”):

Beneficiary Name:	AZUL FINANCE LLC

Account identification:	[*****]

with	[*****]

SWIFT:	[*****]

IBAN:

ABA:

Full address of bank:

13    NOTICES
13.1    Any notice or request to be made under or in connection with this Agreement (a “Notice”) shall be in the English language, in writing and signed and shall be given:
a)    by personal delivery; or
b)    by way of an international express courier; or
c)    by email.
13.2    Any Notice given by a Party to the other Party shall only be effective:
a)    if by personal delivery, when it has been delivered to the relevant address set out below;
b)    if by way of international express courier, at the time and on the date such Notice has been recorded by the international express courier company as having been delivered to the relevant address set out below;
c)    if by e-mail, when transmission has been confirmed by an email delivery receipt.
13.3    If any Notice is delivered in accordance with Clause 13.2(b) above:
a)    after 5:00 pm (local time) to the relevant address; or
b)    on a non-Business Day,
such Notice shall be deemed to become effective only on the following Business Day.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 39/107

13.4    The address and email address of each Party for any Notice to be given under or in connection with this Agreement is:
a)    in the case of the Seller:
[*****]
b)    in the case of the Buyer:
[*****]
or any substitute address or addressee as a Party may notify to the other Party in accordance with this Clause from time to time.
14    CONFIDENTIALITY
14.1    The terms of this Agreement, its existence and any data provided under or in connection with it are confidential between the Parties and shall not be disclosed by either Party (or its directors, officers, employees, representatives or agents) in whole or in part to any other person or entity except:
a)    to its legal advisors, auditors and accountants who have a need to know and provided such persons are bound by professional confidentiality obligations;
b)    to its directors, officers, members, employees, or representatives or agents who have a need to know for the purpose of implementation of this Agreement and provided such persons are bound by an equivalent confidentiality undertaking;
c)    as may be required by applicable law or governmental regulation or court order;
d)    in the case of the Seller, to its Affiliates or subcontractors or the relevant Propulsion Systems Manufacturer, in each case who have a need to know for the purpose of implementation of this Agreement and provided they are bound by an equivalent confidentiality undertaking; or
e)    with the prior written consent of the other Party.
14.2    In addition, each Party agrees that:
a)    it will not, without the prior written consent of the other Party, make any press release in relation this Agreement or any amendment to this Agreement that may be entered into from time to time; and
    all commercial terms and conditions of the transaction contemplated in this Agreement (the “Commercial Information”) are strictly
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 40/107

b)    [*****]. Consequently, promptly upon receipt by the Buyer of any request from any bank, operating lessor or other entity (or their respective agents) for disclosure of Commercial Information for the purposes of the financing of Predelivery Payments or the acquisition of any Aircraft, the Buyer undertakes to consult with the Seller with respect to any such request and as to whether and to what extent Commercial Information may be disclosed including through the relevant third party agreeing to be bound by an equivalent confidentiality undertaking.
14.3    The Buyer shall use [*****] efforts to limit the disclosure of the contents of this Agreement to the extent legally permissible in any filing required to be made by the Buyer with any governmental or regulatory agency, including with respect to any merger, consolidation or sale of the Buyer, or to any court. The Buyer agrees that prior to any such disclosure or filing, the Seller and the Buyer shall jointly review and agree on the content of such disclosure.
14.4    Upon the Seller’s [*****] request, the Buyer shall provide the Seller with all data necessary to the operation, maintenance, configuration and/or modification of the Aircraft and any other aircraft operated by the Buyer.
Any data that are made available to the Seller may be shared by the Seller with its Affiliates, suppliers, subcontractors, partners, advisors and agents who have a need to know provided they are bound by confidentiality obligations. Until otherwise notified by the Buyer to the Seller, the Seller and its Affiliates, suppliers, subcontractors, partners, advisors and agents shall have the right to use, analyse, aggregate, process, duplicate, transfer, modify, combine such data with other data and develop derivative works with such data including for purposes other than those for which they were provided. The provision of data to the Seller shall not be construed as relieving the Buyer from any liability with respect to the aircraft, notably with respect to their operation, maintenance, airworthiness and with respect to the use of the data generated by such aircraft. Subject to applicable laws, regulations and contracts, the Seller shall in particular be under no obligation to analyse any data and/or make reports to the Buyer.
15    LAW AND JURISDICTION
15.1    Governing law
This Agreement shall be governed by and construed in accordance with the laws of England.
15.2    Jurisdiction
All disputes shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators. Each Party shall nominate one arbitrator and the two arbitrators shall nominate the President in consultation with the Parties. The seat of arbitration shall be Paris. The language of arbitration shall be English. The law of this arbitration agreement shall be that of the seat.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 41/107

The existence and content of the arbitral proceedings and any ruling or award shall be kept confidential except: (i) to the extent that disclosure may be required of a party to fulfil a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority; or (ii) with the written consent of all Parties.
15.3    United Nations Convention on Contracts for the International Sale of Goods
The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this transaction.
15.4    Contracts (Rights of Third Parties) Act 1999
Unless expressly provided in this Agreement, the Parties do not intend that any term of this Agreement shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement.
16    MISCELLANEOUS
16.1    Negotiated Agreement
The Buyer and the Seller acknowledge that this Agreement is an international supply contract which has been the subject of discussion and negotiation, that all of its terms and conditions are fully understood by the Parties, and that the agreements of the Parties set out herein, including the price of each Aircraft, were arrived at in consideration of all of the provisions hereof, including all waivers and releases by the Buyer set out herein.
16.2    Severability
If any provision of this Agreement is held to be unlawful or unenforceable, then the remainder of this Agreement shall remain in full force and effect.
16.3    Entire Agreement
This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes any previous understandings, commitments or representations whatsoever, oral or written, in connection therewith.
16.4    Inconsistencies
If there is any inconsistency between the terms of this Agreement and the terms contained in any Appendix, Exhibit or Schedule, the terms of this Agreement shall prevail over the terms of such Appendix, Exhibit or Schedule.
16.5    Waiver
The failure or delay of either Party to exercise any right or remedy or enforce at any time any of the provisions of this Agreement shall not be construed to be a present or future waiver of such right, remedy or provisions. The express waiver (whether made once or several times) by either Party of any provision of this Agreement shall not constitute a waiver of any future obligation to comply with such provision.

Page 42/107

16.6    Proprietary Interest
The Buyer shall not, by virtue of any provision of this Agreement or of law or in equity (including payment of any Predelivery Payments hereunder, or any internal or external designation, identification or reference used by the Seller or the Buyer to identify a particular aircraft as an Aircraft) acquire any title, right or other interest whatsoever in any Aircraft before Delivery of such Aircraft pursuant to this Agreement.
16.7    Variation
The terms and conditions of this Agreement may only be varied by way of an amendment to this Agreement agreed and executed in writing by the duly authorised representatives of the Parties.
16.8    Survival of Obligations
On termination or cancellation of this Agreement in accordance with the provisions contained herein, it will immediately cease to have any further force and effect except for:
a)    any provision of this Agreement that expressly or by implication is intended to continue in force on or after termination or cancellation (including Clauses 14, 15, 16.3 and 16.8 hereof, Clauses 1.5 and 1.6 of Appendix 2 and Clause 6 of Appendix 3), each of which shall remain in full force and effect; and
b)    any rights, remedies, obligations or liabilities of the Parties that have accrued before termination.
16.9    Language
All correspondence, notices, documents and any other written matters in connection with this Agreement shall be in English.
16.10    Counterparts
This Agreement has been executed in two (2) original copies.
Notwithstanding the above, this Agreement may be executed by the Parties in separate counterparts, each of which shall be deemed to constitute an original and all such counterparts shall together constitute one and the same agreement.
Delivery of an executed counterpart of this Letter Agreement or any other document by email will be deemed as effective as delivery of an originally executed version. Any Party delivering an executed version of this Letter Agreement or other document by email shall also deliver an originally executed counterpart but the failure to do so will not affect the validity or effectiveness of this Letter Agreement or such document. The Parties hereto acknowledge and agree that this Letter Agreement may be executed electronically by all Parties hereto through digital signatures certified by the Brazilian IT Authority (ICP-Brasil) and that such digital signatures shall be as legal and binding as manually executed, wet ink original signatures of the respective Parties.

Page 43/107

16.11    Data Protection
Each Party, at its own expense, will ensure that it complies with the requirements of all legislation and regulatory requirements in force from time to time relating to the use of personal data that is provided or made available to it by the other Party pursuant to this Agreement, including the applicable provisions of the Data Protection Act 2018 and the General Data Protection Regulation (“GDPR”) ((EU) 2016/679). Each Party further agrees to only use the personal data that it receives from the other Party pursuant to this Agreement for the purposes stipulated in this Agreement and that any personal data is provided by each Party as independent controller and without joint-controllership.
16.12    Representation
The Buyer represents and warrants in favour of the Seller that since its formation it has not engaged in any business activity or incurred any indebtedness except in respect of (i) activities incidental to its formation and (ii) the transactions contemplated by this Agreement.
16.13    Covenants
The Buyer covenants and agrees that it:
(a)    shall not create or consent to the creation of any Encumbrance [*****] on any of its assets or properties without the prior written consent of the Seller other than [*****]. The Buyer shall promptly take such actions as may be necessary to duly discharge any Encumbrances at any time arising which are not permitted by this Clause 16.13 (a);
(b)    shall (i) preserve and maintain its existence as a separate legal entity under and in compliance with all applicable laws, (ii) conduct its business in all material respects in accordance with all applicable laws binding on it and (iii) promptly provide the Seller with such financial and other information concerning its affairs as the Seller may from time to time [*****] require in connection with the transactions contemplated by this Agreement;
(c)    shall not enter into any business or other activity or voluntarily incur any indebtedness or enter into any contract or agreement with any person other than (i) the business of purchasing the Aircraft and the exercise of rights under, and the performance of obligations to be performed by it pursuant to, this Agreement, (ii) as expressly permitted by this Agreement, (iii) [*****] and (iv) activities incidental to the foregoing;
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 44/107

(d)    shall not (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, within or outside the State of Delaware, relating to bankruptcy, insolvency, reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, administrator or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors; and not take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above;
(e)    shall not, to the extent it may lawfully so agree, consolidate with or merge into any other person or convey, transfer or lease all or any part of its assets to any person, whether in a single transaction or a series of transactions; and
(f)    shall not amend any provision of its organizational documents without the prior written consent of the Seller.
The Buyer confirms that it has, or will have at the time that the relevant obligations arise, sufficient funding arrangements in place from [*****] in order to meet its financial obligations under this Agreement.
This Agreement has been entered into on the date stated at the beginning of this Agreement.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 45/107

EXECUTION PAGE

Agreed and accepted		Agreed and accepted

For and on behalf of		For and on behalf of

AZUL FINANCE LLC		AIRBUS S.A.S.

/s/ALEXANDRE MALFITANI		/s/BENOÎT DE SANIT-EXUPÉRY
By:	Alexandre Malfitani	Name:	Benoît de Saint-Exupéry
Its:	CFO	Its:	Executive VP, Contracts

Page 46/107

EXECUTION PAGE

Agreed and accepted	Agreed and accepted

For and on behalf of	For and on behalf of

AZUL FINANCE LLC	AIRBUS S.A.S.

	By:	/s/BENOÎT DE SANIT-EXUPÉRY
Name:		Name:	Benoît de Saint-Exupéry
Its:		Its:	Executive VP, Contracts

Page 47/107

EXHIBIT A
LIST OF BUYER CHANGES
[*****]

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 48/107

EXHIBIT B
PRICE REVISION FORMULA

[*****]
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 49/107

EXHIBIT C
DELIVERY SCHEDULE

Aircraft rank	Aircraft type	Scheduled Delivery Period
1	A330-900	[*****]
2	A330-900	[*****]
3	A330-900	[*****]
[*****]
[*****]
In respect of each Scheduled Delivery Period, the Seller shall notify to the Buyer:
1)    the applicable delivery quarter no later than [*****], as set out above; and
2)    the applicable delivery month no later than [*****], if any.
The Parties agree that this Delivery Schedule may be amended and replaced from time to time by notice of the Seller to the Buyer (i) following any rescheduling of Aircraft pursuant to the provisions of this Agreement; and/or (ii) to reflect the applicable half-years, quarters or months in which Aircraft are scheduled to be delivered and which are in effect at the time of the notifications set out above. Upon replacement of this Delivery Schedule by the Seller by a new Delivery Schedule, such new Delivery Schedule shall constitute the Delivery Schedule for all purposes of this Agreement.
Following notification of the applicable delivery month by the Seller as set out above, the Scheduled Delivery Period may be referred to as the “Scheduled Delivery Month” in any notices or documents provided by the Seller to the Buyer in connection with this Agreement.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 50/107

EXHIBIT D
FORM OF CERTIFICATE OF ACCEPTANCE

In accordance with the terms of the purchase agreement dated and entered into between (the “Customer”) and Airbus S.A.S., as amended and supplemented from time to time (the “Purchase Agreement”), the Technical Acceptance Process (as defined therein) relating to one Airbus A3 - aircraft bearing manufacturer’s serial number and registration mark (the “Aircraft”) has been conducted [*****].
In view of the Technical Acceptable Process having been carried out with satisfactory results, the Customer, as agent of (the “Owner”) pursuant to the purchase agreement assignment dated the date hereof and entered into between the Customer and the Owner and the notice, acknowledgement and consent agreement relating thereto, dated the date hereof and entered into between the Customer, the Owner and Airbus S.A.S., hereby approves the Aircraft as being in conformity with the provisions of the Purchase Agreement and accepts the Aircraft for delivery in accordance with the provisions of the Purchase Agreement.
Such acceptance shall not impair the rights that may be derived from the warranties relating to the Aircraft set forth in the Purchase Agreement.
Any right at law or otherwise to revoke this acceptance of the Aircraft is hereby irrevocably waived.
IN WITNESS WHEREOF, the Customer, as agent of the Owner, has caused this instrument to be executed by its duly authorised representative this day of in [*****].
[CUSTOMER]
as agent of [Owner]
Name:
Title:
Signature:
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 51/107

EXHIBIT E
FORM OF BILL OF SALE
(the “Bill of Sale”)
Know all men by these presents that Airbus S.A.S., a Société par Actions Simplifiée existing under French law and having its principal office at 2, rond-point Emile Dewoitine, 31700 Blagnac, France (the “Seller”) was, this day of , the owner of the following airframe and all appliances, components, parts, instruments, accessories, furnishings, modules and other equipment of any nature, (excluding buyer furnished equipment [as set out in the schedule to the BFE Bill of Sale defined below (the “BFE”))] incorporated therein, installed thereon, attached or allocated thereto on the date hereof (the “Airframe”), and the [engines/propulsion systems] as specified below (the [“Engines/Propulsion Systems”]):
AIRFRAME:    [ENGINES/PROPULSION SYSTEMS]:
AIRBUS Model A3 -     Model
MANUFACTURER'S SERIAL NUMBER: ENGINE SERIAL NUMBERS:
LH:                RH:
REGISTRATION MARK:
[and had such title to the BFE as was acquired by it from pursuant to a bill of sale dated                                           (the “BFE Bill of Sale”)].
The Airframe and the, [Engines/Propulsion Systems] are hereafter together referred to as the “Aircraft”.
The Seller did, on this            day of                                  , sell, transfer and deliver all of its rights, title and interest in and to the Aircraft [and the BFE, in each case] to the following entity, the said Aircraft [and the BFE] to be the property thereof:
[Insert Name of Buyer]
[Insert Address of Buyer]
(the “Buyer”)
The Seller hereby warrants to the Buyer, its successors and assigns that (i) the Seller had good and lawful right to sell, deliver and transfer title to the Aircraft to the Buyer, (ii) there was conveyed to the Buyer good, legal and valid title to the Aircraft, free and clear of all liens, claims, charges, encumbrances and rights of others, [and] (iii) the Seller shall defend such title forever against all claims and demands whatsoever [and (iv) the Seller had such title to the BFE as it had acquired from           pursuant to the BFE Bill of Sale].
This Bill of Sale shall be governed by and construed in accordance with the laws of           .
IN WITNESS WHEREOF, the Seller has caused this instrument to be executed by its duly authorised representative this           day of           in [*****].
AIRBUS S.A.S.
Name:
Title:
Signature:
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 52/107

APPENDIX 1
BUYER FURNISHED EQUIPMENT

1    BUYER’S OBLIGATIONS
2    INDEMNITIES
3    SELLER’S REMEDIES
4    TITLE AND RISK OF LOSS
5    DISPOSITION OF BFE FOLLOWING TERMINATION
6    BFE PROCESS

Page 53/107

1    BUYER’S OBLIGATIONS
The Buyer:
(1)    shall select the BFE and the associated BFE Supplier(s) from the Airbus BFE Product Catalogue. If the Buyer intends to select a BFE and/or an associated BFE Supplier(s) which are not referred to in the Airbus BFE Product Catalogue, then the Buyer shall inform the Seller and the Seller shall conduct a feasibility study of the Buyer’s request, in order to consider approving such supplier, provided that such request is compatible with the Seller’s industrial planning and the associated Scheduled Delivery Month for the Buyer’s Aircraft. The Parties acknowledge and understand that a prerequisite to such approval is that the considered supplier be qualified by the Seller’s Aviation authorities to produce equipment for installation on civil aircraft. Any approval of a supplier by the Seller shall be performed at the Buyer’s expense. The Buyer shall cause any BFE supplier approved under the foregoing premise to comply with the conditions set forth in this clause;
(2)    shall select the BFE Supplier(s) by the dates set out in the Customisation Milestone Chart;
(3)    shall strictly comply (and shall cause each BFE Supplier to strictly comply) with the BFE Process, including its various milestones;
(4)    shall cause the selected BFE:
a)    to be delivered in a serviceable condition, to comply with both the Specification and the BFE Engineering Definition, and to meet the requirements of the Seller with respect to quality and quantity (including spares);
b)    to be approved by the Aviation Authorities of the Seller and of the Country of Registration and to be accompanied by the relevant certification documentation;
c)    to be delivered for installation on an Aircraft (and, if requested by the Seller, additional quantities of BFE to serve as spares) by the dates (the “Contractual On-Dock Dates”) and to the location(s) specified by the Seller provided that Seller releases the selected BFE’s list with the proper delivery information in a timely manner such that the Buyer will have enough time to issue purchase orders for the BFE Suppliers to meet the contractual dates for parts delivery. The Buyer shall provide for all BFE a written confirmation to the Seller of the anticipated arrival date of the respective BFE at least [*****] prior to the Contractual On-Dock Dates except if the arrival date is anticipated to miss the Contractual On-Dock Dates in which case the Buyer shall immediately notify the Seller; and
d)    to be delivered free and clear of all encumbrances which may prevent, hinder or delay the installation of such BFE in an Aircraft or the Delivery of an Aircraft.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 54/107

(5)    shall cause each relevant BFE Supplier, upon the Seller’s request, to provide BFE field service at any or all of the final assembly lines where an Aircraft is assembled or the cabin is installed, in order to: (i) act in a technical advisory capacity to the Seller in connection with the installation and calibration of the relevant BFE and (ii) perform repairs to any BFE, if required;
(6)    shall cause each relevant BFE Supplier to provide a BFE Engineering Definition for each BFE to the Seller by the dates notified by the Seller to the Buyer. The Seller shall provide to the Buyer and/or the BFE Suppliers, as the case may be and subject to the Seller’s sole discretion, the necessary Interface Documentation to enable the development by the BFE Suppliers of the BFE Engineering Definition; and
(7)    hereby authorizes the Seller to liaise directly with the BFE Suppliers as required on all relevant BFE-related subjects, including design, integration, certification, quality, delivery and follow-up. To that extent, the Seller is responsible for any costs and/or delays caused by a damage originated after the reception of the parts at Seller’s facility provided no damage was identified in the incoming inspection.
2    INDEMNITIES
The Seller shall not be liable for and the Buyer hereby indemnifies the Seller against all claims, liabilities, damages, costs and expenses, for injury to or death of any person, including employees of the Buyer (but not employees of the Seller) and for loss of or damage to any property, including any Aircraft, arising out of or in any way connected with any nonconformity or defect in any BFE (which is not directly resulting from the installation of such BFE), whether such claims, liabilities, damages, costs and expenses are asserted in contract or in tort.
The Buyer further hereby indemnifies the Seller against all claims, liabilities, damages, costs and expenses arising out of (i) any infringement or claim of infringement by any BFE of any patent, copyright or other intellectual property rights or (ii) the custody, sale or use of any BFE by the Seller.
The Buyer hereby acknowledges that, for the purposes of this Clause 2, all design inputs, including logos, liveries, pictures, patterns and drawings provided by the Buyer to the Seller for the purposes of customizing the Aircraft shall be deemed to be BFE.
3    SELLER'S REMEDIES
If (i) in the opinion of the Seller (acting reasonably) any item of BFE does not meet any of the foregoing conditions or (ii) the Buyer does not comply with any obligation set out in this Clause 3, then the Seller shall be entitled to refuse to take delivery of and/or install any such item of BFE.

Page 55/107

In addition, and without prejudice to the provisions of Clauses 11.2(d) and 11.2(e) of this Agreement, any delay or failure by the Buyer or any BFE Supplier to comply with any of its obligations under this Appendix 1 may delay the performance by the Seller of its obligations under this Agreement, including Delivery of an Aircraft on which such BFE was to be installed, and shall constitute an Excusable Delay.
In addition, the Seller may (at its discretion):
(1)    select, purchase and install equipment similar to the BFE identified in the Specification, in which case the Final Price of the Aircraft on which such BFE is installed shall be increased by the purchase price of such equipment plus reasonable costs and expenses incurred by the Seller in acquiring such equipment; and/or
(2)    deliver the relevant Aircraft without installation of any item of BFE that does not comply with the requirements set out in this Appendix 1, notwithstanding the Seller’s obligations under Clause 4 of this Agreement. Following Delivery of the relevant Aircraft, the Seller shall have no further obligation to install any BFE.
4    TITLE AND RISK OF LOSS
Title to and risk of loss of any BFE shall at all times remain with the Buyer except that risk of loss (limited to the cost of replacement of any BFE which is lost) shall be with the Seller for as long as such BFE is in the custody and under the control of the Seller.
5    DISPOSITION OF BFE FOLLOWING TERMINATION
If this Agreement is terminated pursuant to the provisions of Clause 9 or Clause 11 of this Agreement with respect to an Aircraft for which all or part of the BFE has been delivered or in which such BFE has been installed, in each case prior to the date of such termination, then the provisions of this Clause 5 shall apply:
(1)    with respect to any BFE the removal of which from the Aircraft would (a) cause damage to the Aircraft or render any system in the Aircraft unusable or (b) represent a disproportionally high cost (the “Immovable BFE”), the Seller shall purchase such Immovable BFE from the Buyer and shall pay to the Buyer an amount equal to the net price paid by the Buyer for such Immovable BFE (subject to receipt by the Seller of reasonable documentation evidencing such net price). The Buyer shall transfer title to such Immovable BFE to the Seller free and clear of all liens, claims, charges, encumbrances and rights of others;
(2)    with respect to any BFE that has either not yet been installed in, or can be removed from, the Aircraft (the “Removable BFE”), the Seller shall be entitled at its discretion, to:
a)    purchase any or all such Removable BFE from the Buyer subject to the provisions set out in Clause 5 (1) above; and/or

Page 56/107

b)    remove any or all Removable BFE from the Aircraft, provided that:
i.    in the event of a termination by the Seller pursuant to Clause 11.3, the Buyer shall be responsible for all costs incurred by the Seller in removing and storing any Removable BFE and shall reimburse the Seller for all such costs upon receipt of the Seller’s invoice;
ii.    in the event of a termination by the Buyer pursuant to Clause 9.2.7 or Clause 11.1, the Seller shall be responsible for all costs incurred by removing and storing any Removable BFE; and
iii.    in the event of a termination by either Party pursuant to Clause 9.1.3, the cost of removing and storing any Removable BFE shall be equally shared between the Buyer and the Seller.
(3)    the Buyer undertakes, upon the Seller’s request, to collect any Removable BFE from the relevant Manufacturing Facility as soon as reasonably practicable, but no later than [*****] of the date of such request.
6    BFE PROCESS
6.1    BFE Development Meetings
From the selection of the BFE Suppliers and up to Delivery of each Aircraft to the Buyer, the Buyer shall:
(1)    monitor the BFE Suppliers and ensure that they shall enable the Buyer to fulfil its obligations under this Appendix 1 and those set out in the Customisation Milestone Chart;
(2)    if a timeframe, quality or other type of risk is identified with respect to a BFE Supplier by either Party or by a BFE Supplier, take such steps as are necessary (including providing adequate technical and engineering expertise and/or allocating Buyer resources to such BFE Supplier) to minimize impacts on the manufacturing of an Aircraft or the impacted BFE;
(3)    for major customized BFE, including seats, galleys, in-flight entertainment and any other BFE mutually agreed as being major (the “Major BFE”), participate in any meetings organized by the Seller to facilitate the development of the BFE Engineering Definition, including:
i)    the ITCM;
ii)    the PDR; and
iii)    the CDR;
(4)    attend the FAI for the first shipset of Major BFE; and
(5)    attend the SI that takes place at the BFE Supplier’s premises prior to the shipment of each shipset of all Major BFE.

Page 57/107

If the Buyer does not attend the FAI or the SI, then the Buyer may delegate its participation to the FAI or the SI (as applicable) to the relevant BFE Supplier by written notice to the Seller prior to the corresponding inspection. In the absence of such notification, the Buyer shall be deemed to have delegated its participation to the relevant BFE Supplier. In each such case, the conclusions of the relevant BFE Supplier with respect to the FAI and/or SI shall be binding on the Buyer.
6.2    Seller’s Involvement
(1)    Without prejudice to the Buyer’s obligations under this Appendix 1, the Seller shall be entitled to attend any of the meetings and/or inspections set out in Clause 6.1 above, acting in an advisory capacity only and shall at no time be deemed to be an employee or an agent of the Buyer.
(2)    Upon the request of the Seller, the Buyer shall provide to the Seller through the relevant application on AirbusWorld the dates and references of all BFE purchase orders placed by the Buyer with the relevant BFE Suppliers.
(3)    Upon the delivery of the parts by the Buyer at Seller’s designated facility, the Seller shall promptly update the delivery status in AirbusWorld in order to acknowledge receipt.
6.3    Shipping and Customs
(1)    The Buyer shall cause each BFE to be delivered DAP to the shipping address(es) specified by the Seller and shall import such BFE into the country of the Delivery Location under a suspensive customs regime without application of any customs duties or taxes.
(2)    The Buyer shall be the importer of record of all BFE and, as such, shall ensure that all BFE shipments comply with the applicable customs regulation(s). At the request of the Buyer, the Seller may agree to act as importer of record of any BFE on behalf of the Buyer, provided that the Buyer ensures that the relevant BFE Suppliers provide all necessary information and documentation to the Seller in respect of such BFE in order for the Seller to comply with the applicable customs regulations(s).
(3)    In respect of any Aircraft to be delivered outside of the European Union, the Seller may instruct the Buyer to deliver certain BFE to the relevant Manufacturing Facilities in the European Union prior to their importation into the country of the Delivery Location for the purposes, among other things, of enabling their integration into other equipment. The Seller shall act as importer of record on behalf of the Buyer in respect of such BFE and the Buyer shall ensure that the Seller has all necessary information and documentation to do so.

Page 58/107

APPENDIX 2
WARRANTIES AND PATENT INDEMNITY

1    WARRANTIES AND SERVICE LIFE POLICY
2    PATENT AND COPYRIGHT INDEMNITY
SCHEDULE 1    SERVICE LIFE POLICY – LIST OF ITEMS
SCHEDULE 2    INHOUSE WARRANTY LABOUR RATE REVISION FORMULA
SCHEDULE 3    WARRANTY CLAIM DATA REQUIREMENTS
SCHEDULE 4    AIRBUS AIRCRAFT SOFTWARE LICENSE AGREEMENT
SCHEDULE 5    SUPPLIER SOFTWARE LICENSE AGREEMENT

Page 59/107

1    WARRANTIES AND SERVICE LIFE POLICY
1.1    Seller’s Warranty
1.1.1    Warranty
Subject to the terms of this Agreement (including this Clause 1), the Seller warrants to the Buyer that, at Delivery of an Aircraft:
a)    such Aircraft shall be free from defects arising from any failure to conform with the Specification, except with respect to elements of the Specification which either relate to performance or which are estimates or approximations or design objectives;
b)    each Warranted Part shall be free from defects:
(i)    in material;
(ii)    in workmanship, including processes of manufacture and installation;
(iii)    in design (including the selection of materials) having regard to the state of the art at the date of such design; and
c)    each Other Part shall be free from defects:
(i)    in the Seller’s design of the installation of such Other Part which impairs the use of that Other Part, having regard to the state of the art at the date of such design; and
(ii)    in the Seller’s workmanship in the installation of such Other Part.
1.1.2.    Accepted Industry Standard Practices Normal Wear and Tear
The Buyer's rights under this Clause 1 are subject to:
1)    the Aircraft, each Warranted Part, each Item and each Other Part being maintained, overhauled, repaired and operated in accordance with (i) all accepted industry standard practices, (ii) all Technical Data and any other instructions issued by the Seller, the Suppliers, the BFE Suppliers and the Propulsion Systems Manufacturer and (iii) all applicable rules, regulations and directives of the relevant Aviation Authorities; and
2)    any defect in any Aircraft, Warranted Part, Item or Other Part not having resulted solely from the act or omission of the Buyer or any third party.
The Seller's obligations and liability under this Clause 1 shall not extend to normal wear and tear nor to any Aircraft, Warranted Part, Item or Other Part:
a)    that has been repaired, altered or modified after Delivery, except by the Seller or in a manner approved by the Seller;
b)    that has been operated in a damaged state;
c)    from which the trademark, name, part or serial number or other identification marks have been removed.

Page 60/107

1.1.3    Warranty Period
The warranty set out in Clause 1.1.1 shall be limited to those defects that become apparent within [*****] of the date of Delivery of the Aircraft on which the defective Warranted Part is installed (the “Warranty Period”).
The period of the Seller's warranty with respect to repaired, modified or replaced Warranted Parts (as applicable) in accordance with this Clause 1.1 shall be the [*****] of the Warranty Period or [*****], whichever is longer.
With regards to Warranted Parts, all modification kits, replacement accessories, equipment or parts and direct labor costs for Airbus mandatory Service Bulletins or Airbus service bulletins directly associated with an Airworthiness Directive, with a compliance date within four (4) years after the Delivery of each Aircraft shall be free of charge for such Aircraft if the reason of such Service Bulletin or Airworthiness Directive is to correct a defect in design or defect arising out of non-compliance with specification against the rules and enforceable at the time of said Delivery.
1.1.4    Seller’s Obligations
1.1.4.1    The Seller's obligations and liability under Clause 1.1 are limited, at the Seller’s option, to the:
a)    repair; or
b)    modification (or supply of modification kits); or
c)    replacement (or crediting of the Buyer’s Goods and Services Account of an amount equal to the Seller’s then current sales price for a replacement), in each case, of or in respect of the defective Warranted Part.
In addition, the Seller shall credit the Buyer’s Goods and Services Account with an amount equal to the Direct Labour Costs, if any, incurred by the Buyer in performing the removal and reinstallation of the defective Warranted Part on the Aircraft.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 61/107

1.1.4.2    Inspection Costs
In addition to the remedies set out in Clause 1.1.4.1, the Seller shall
[*****], subject to the following conditions:
a)    such inspections are recommended by a Seller SB and are performed in compliance with such Seller SB;
b)    the Buyer man hours shall not exceed those set out in the corresponding Seller SB. Should the Buyer duly raise evidences that the man-hours set out in the Seller SB is incorrect, then Seller will reassess such man hours requirements;
c)    [*****] shall be made by the Seller under this Clause 1.1.4.2 in relation to any inspection performed as an alternative to implementing any corrective action recommended by the Seller when such corrective action has been made available to the Buyer and such corrective action could have reasonably been accomplished by the Buyer at the time such inspections are performed or earlier; and
d)    the Buyer has submitted a claim to the Seller in accordance with Clause 1.1.5 within [*****] after the completion of such inspection.
1.1.5    Warranty Claims
1.1.5.1    The Buyer’s remedy and the Seller’s obligations and liability under this Clause 1.1 are subject to the following conditions being satisfied:
a)    the defect having become apparent within the Warranty Period;
b)    the Buyer having filed a warranty claim in accordance with the provisions of Clause 1.1.5.2 below within [*****] of such defect becoming apparent; and
c)    the defect the subject of the warranty claim falling within one of the categories set out in Clause 1.1.1.
Any claim which complies with this Clause 1.1.5 is hereinafter referred to as a “Warranty Claim”.
1.1.5.2    Claim Filings
The Buyer shall make each claim pursuant to this Clause 1.1 through the relevant on-line application in AirbusWorld and shall provide all data required in such tool, as set out in Schedule 3 of this Appendix 2. The Buyer shall provide any additional information as may be subsequently required by the Seller in connection with such claim.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 62/107

1.1.5.3    Claim Determination
Determination as to whether a claim submitted by the Buyer is a Warranty Claim for the purposes of Clause 1.1 shall be made by the Seller, acting reasonably, based upon the claim details provided by the Buyer under Clause 1.1.5.2, as well as reports from the Seller Representative(s), historical data logs, inspections, tests, findings during repair, defect analysis and any other relevant documents as may be requested by the Seller.
The Seller shall have the right, in respect of any claim filed by the Buyer pursuant to this Clause 1.1, to:
a)    have a representative of the Seller present during the inspection and testing of any Warranted Part alleged to be defective;
b)    inspect the Aircraft on which the relevant Warranted Part is installed as well as any documents and any other records relating thereto; and
c)    require the return of any Warranted Part removed by the Buyer from an Aircraft if, in the opinion of the Seller, the nature of the alleged defect requires technical investigation by the Seller.
If the Seller rejects a claim made by the Buyer pursuant to this Clause 1.1, then the Seller shall provide [*****] written explanation of such rejection. The Buyer shall reimburse to the Seller [*****] inspection and test charges, if any, incurred by the Seller in connection with the rejected claim.
If the Buyer wishes to provide to the Seller additional information or documentary evidence following the rejection of a claim, the Buyer shall submit any such further information or evidence no later than [*****] following the rejection of such claim by the Seller. If the Buyer has not provided any evidence within such [*****], the claim shall be deemed definitively closed.
1.1.6    Return of a Warranted Part or Aircraft
1.1.6.1    Transportation Costs of Warranted Parts
The cost of transporting a Warranted Part claimed to be defective to the facilities designated by the Seller and for the return therefrom of a repaired or replaced Warranted Part shall be borne by the Seller unless the Warranted Part once checked by the Seller is revealed not to be defective or is not a valid warranty claim whereupon said cost of transportation of the Warranted Part to the facilities designated by the Seller and for the return therefrom shall be for the account of the Buyer.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 63/107

1.1.6.2    On-aircraft Work by the Seller
If the Seller determines that the remedy of the defect in a (or several) Warranted Part(s) requires the technical expertise of the Seller as manufacturer of the Aircraft, the Seller shall, at its option either:
a)    dispatch a working team to the Buyer's facilities; or
b)    require the return of the relevant Aircraft to the Seller’s facilities, in each case for repair or modification or replacement of the defective Warranted Part(s) and the provisions of Clause 1.1.6.3 shall apply.
In both cases, the Seller and the Buyer shall agree on a schedule, location and other applicable details for the performance of the repair or modification. Transportation and accommodation costs relating to the dispatch of a Seller’s working team shall be borne by the Seller. If an Aircraft is returned to the Seller’s facilities, then the Seller shall bear the costs of fuel and landing fees for the flight to and from the Seller’s facilities, provided that the Buyer makes reasonable efforts to minimize the duration of such flights.
1.1.6.3    Risk of Loss
Risk of loss of any Aircraft or any Warranted Part returned by the Buyer to the Seller pursuant to with this Clause 1.1.6 (a “Returned Part”) shall at all times remain with the Buyer, except during the period that such returned Aircraft or Returned Part is under the control and custody of the Seller. For the sake of clarity, risk of loss of a returned Aircraft or Returned Part which is repaired or modified by the Seller shall pass to the Buyer upon the ferrying of such Aircraft or the shipment of such repaired or modified Returned Part by the Seller to the Buyer’s facilities.
In addition:
a)    title to and risk of loss of any part provided by the Seller to the Buyer in replacement of a Returned Part (a “Replacement Part”) shall pass to the Buyer upon its shipment by the Seller; and
b)    title to of a Returned Part shall pass to the Seller upon shipment by the Seller to the Buyer of the corresponding Replacement Part.
1.1.7    Inhouse Warranty
As an alternative to filing a claim in respect of a Warranted Part as set out in Clause 1.1.5, the Buyer may itself repair or modify any defective Warranted Part(s) and benefit from the Seller’s warranty set out below, subject to the conditions set out in this Clause 1.1.7 (the “Inhouse Warranty”).

Page 64/107

1.1.7.1    Seller's Consent
If the estimated cost of any repair exceeds USD [*****], then the consent of the Seller is required before the Buyer commences such repair or modification. The Buyer shall notify the Seller of its intention to perform the repair or modification and such notification shall include sufficient details regarding the defect, estimated labour hours and materials and contemplated repair or modification solution to allow the Seller to evaluate the estimated cost of the repair or modification. The Seller’s consent to the performance of the repair or modification shall not be unreasonably withheld or delayed.
1.1.7.2    Claim filing
All claims under the Inhouse Warranty shall be filed through the relevant on-line application in AirbusWorld within [*****] of the appearance of the defect and shall contain all data required in such tool, as set out in Schedule 3 of this Appendix 2. The Buyer shall provide any additional information as may be subsequently required by the Seller, acting reasonably, in connection with such claim.
1.1.7.3    Credit
The Seller shall credit the Buyer’s Goods and Services Account with an amount equal to the Direct Labour Costs and the Direct Material Costs incurred by the Buyer in performing the repair or modification of the relevant Warranted Part.
If the repair or modification costs (corresponding to both the Direct Labour Costs and the Direct Material Costs) of any defective Warranted Part exceed [*****] of the Seller’s then [*****] for a part to replace for such Warranted Part (the “Maximum Amount”), then such Warranted Part shall be considered as beyond economic repair (“Beyond Economic Repair”). The credit issued by the Seller pursuant to this Clause 1.1.7.3 shall in no circumstances exceed the Maximum Amount, including in circumstances where the Buyer chooses to repair a Warranted Part which is Beyond Economic Repair rather than to file a claim under Clause 1.1.5.
1.1.7.4    Retention and Scrapping of removed Warranted Parts
The Buyer shall retain any Warranted Part or any defective part removed from a Warranted Part, in each case removed from the Aircraft for a period of one hundred and fifty (150) days after the date of submission of a claim under the Inhouse Warranty (the “Retention Period”). The Buyer shall return such parts to the Seller within [*****] of the Seller's request to that effect.
However, subject to the agreement of the Seller and to the applicable Aviation Authority’s regulations, the Buyer may, prior to the end of the Retention Period, scrap any defective parts that are Beyond Economic Repair and are not required locally for technical evaluation.
The scrapping of Warranted Parts shall be evidenced by a record of scrapped material certified by the Buyer (to which the Seller shall have access upon request) and shall be retained by the Buyer for at least the remainder of the applicable Warranty Period.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 65/107

1.2    Service Life Policy
1.2.1    For the purposes of this Clause 1.2, if a Failure occurs in any Item that does not result from the occurrence of an Extrinsic Force, then, subject to the conditions and limitations set out in Clause 1.2.4, the provisions of this Clause 1.2 shall apply (the “Service Life Policy”) in respect of such Item.
1.2.2    Periods and Seller's Undertakings
If a Failure occurs on an Aircraft on which an Item was originally installed before (a) such Aircraft has completed [*****], (b) such Aircraft has completed [*****] or (c) the expiry of a period of [*****] after the Delivery of such Aircraft, whichever occurs first, then the Seller shall, at its election, as promptly as practicable, provide a Seller Service Bulletin and associated kit for either the repair or modification of such Item or replace such Item, in each case with the financial participation of the Seller as set out in Clause 1.2.3 below.
1.2.3    Seller's Participation in the Costs
Any Seller Service Bulletin and associated kit or part provided by the Seller to the Buyer under this Service Life Policy shall be provided at the Seller’s then current price for such Seller Service Bulletin, kit or part, less the Seller's financial participation determined in accordance with the following formula:
[*****]
where:
[*****]
and either:
[*****]
1.2.4    General Conditions and Limitations
1.2.4.1    The undertakings of the Seller set out in this Clause 1.2 shall enter into force upon the expiry of the Warranty Period.
1.2.4.2    The Buyer's rights under this Clause 1.2 are subject to the compliance by the Buyer at all times with the following conditions:
a)    the Buyer shall maintain adequate log books and other historical records with respect to each Item, so as to enable the Seller to determine whether the alleged Failure is covered by this Clause 1.2;
b)    the Buyer shall keep the Seller informed of any significant incidents relating to any Aircraft after Delivery;
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 66/107

c)    the Buyer shall implement such structural inspection programs as may be defined from time to time by the Seller and reports relating thereto shall be regularly supplied to the Seller; and
d)    the Buyer shall report to the Seller in the applicable tool on AirbusWorld any Failure within [*****] after such Failure becomes apparent, including sufficient detail with respect to the Failure to enable the Seller to determine whether such Failure is covered by this Service Life Policy.
1.2.4.3    The Buyer shall make each claim pursuant to this Clause 1.2 through the relevant on-line application in AirbusWorld and shall provide all data required in such tool, as set out in Schedule 3 of this Appendix 2. Except as otherwise set out in this Clause 1.2, any claim under this Service Life Policy shall be administered as provided for in, and shall be subject to the terms and conditions of, Clauses 1.1.5 and 1.1.6.
1.2.4.4    If the Seller has issued an instruction to modify applicable to an Aircraft, the purpose of which is to avoid a Failure of any Item, then the Seller shall have no obligation under this Clause 1.2 with respect to any Failure unless the Buyer has incorporated the recommended modification in the relevant Aircraft.
1.2.4.5    This Service Life Policy is not an undertaking to modify any Aircraft or any Item to conform to new developments in airframe design and manufacturing.
1.3    Supplier Warranties and Service Life Policies
1.3.1    Supplier Support Conditions
The Seller has entered into SSCs with Suppliers in respect of Supplier Parts, the benefit of which is expressly made available to the Buyer for as long as the Buyer operates an Aircraft. The Buyer hereby accepts the benefit contained in such SSCs.
The Seller shall communicate the SSCs to the Buyer no later than at Delivery of the Aircraft scheduled to be delivered first, by making them available through the SPSA Application.
With respect to Supplier Parts that qualify as software, such software shall be subject to the terms and conditions applicable to Supplier software are as set out in Schedule 5 of this Appendix 2, “Supplier Software Sublicense Agreement”.
Nothing in this Clause 1.3.1 shall prevent or limit the Buyer from entering into direct negotiations and/or agreements with a Supplier with respect to different or additional terms and conditions of the warranties or service life policies applicable to Suppliers Parts.
The Seller shall monitor Suppliers’ compliance with the terms of the SSCs and shall, upon request, assist the Buyer as may be necessary in enforcing the Buyer’s rights thereunder.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 67/107

1.3.2    Supplier's Default
If any Supplier defaults in the performance of any material obligation with respect to [*****]:
a)    [*****]
b)    [*****].
[*****].
1.4    Interface issues
If the Buyer experiences a technical issue in the operation of an Aircraft or parts thereof due to a malfunction, the cause of which, after due and reasonable investigation, cannot readily be attributable to the design of a Warranted Part(s) or of any Other Part(s) installed on such Aircraft, but which reasonably appears to be attributable to the design characteristics of one or more parts of the Aircraft (an “Interface Issue”), then the Seller shall, if requested by the Buyer, conduct an investigation and analysis to determine, if possible, the cause or causes of the Interface Issue and to recommend such corrective action as may be feasible. The Buyer shall furnish to the Seller all data and information in the Buyer's possession relating to the Interface Issue and shall cooperate with the Seller in the conduct of the Seller's investigation.
The Seller shall as soon as is practicable advise the Buyer in writing of its conclusions with respect to the Interface Issue and of its recommended corrective action(s), if any.
If the Seller determines that the Interface Issue is primarily attributable to the design of a Warranted Part or the design of the installation of an Other Part, then the warranty of the Seller set out in Clause 1.1 shall apply.
If the Seller determines that the Interface Issue is primarily attributable to the design of an Other Part, then the Buyer shall make a claim under the applicable warranty in respect of such Other Part, provided by the relevant Supplier, the Propulsion Systems Manufacturer or the relevant BFE Supplier.
If the Seller determines that the Interface Issue is attributable partially to the design of a Warranted Part and partially attributable to the design of a Supplier Part, then the Seller shall, if requested by the Buyer, seek to provide a solution to the Interface Issue through the cooperative efforts of the Seller and the relevant Supplier.
It shall be the sole responsibility of the Buyer to take any recommended action in relation to such Interface Issue, including making any resulting warranty claim to the party to whom the Interface Issue is attributable, except that the Seller shall, if so requested by the Buyer, reasonably assist the Buyer in processing any warranty claim the Buyer may have against the Supplier of any Supplier Part.
The above investigation shall be conducted by the Seller at no charge to the Buyer, except if the Seller demonstrates that it bears no responsibility in the Interface Issue or that the technical issue is not an Interface Issue, in which case the Seller shall be entitled to invoice the Buyer for any and all costs incurred in relation to such investigation, including the transportation costs of the Seller’s personnel to the Buyer’s facilities if required.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 68/107

1.5    Disclaimer of Seller Liability to Third Parties
THE SELLER SHALL NOT BE LIABLE FOR, AND THE BUYER SHALL INDEMNIFY THE SELLER AGAINST, ANY CLAIMS FROM ANY THIRD PARTIES FOR LOSSES DUE TO ANY DEFECT OR NON-CONFORMITY OF ANY KIND, ARISING OUT OF OR IN CONNECTION WITH ANY REPAIR OR MODIFICATION UNDERTAKEN BY THE BUYER ON THE AIRCRAFT OR ANY OTHER ACTIONS UNDERTAKEN BY THE BUYER UNDER THIS CLAUSE 1 WHETHER SUCH CLAIM IS ASSERTED IN CONTRACT OR IN TORT, OR IS PREMISED ON ALLEGED, ACTUAL, IMPUTED, ORDINARY OR INTENTIONAL ACTS OR OMISSIONS OF THE BUYER.
FOR THE PURPOSES OF THIS CLAUSE 1.5, THE “SELLER” SHALL BE UNDERSTOOD TO INCLUDE THE SELLER, ANY OF ITS SUPPLIERS, SUBCONTRACTORS, AFFILIATES AND ANY OF THEIR RESPECTIVE INSURERS.
1.6    Waiver, Release and Renunciation
THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER (AS DEFINED BELOW FOR THE PURPOSES OF THIS CLAUSE) AND REMEDIES OF THE BUYER SET OUT IN THIS CLAUSE 1 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER CONDITIONS, WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND ALL RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, EXPRESS OR IMPLIED, ARISING BY LAW, CONTRACT OR OTHERWISE, WITH RESPECT TO ANY NON CONFORMITY OR DEFECT OF ANY KIND IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ITEM, ACCESSORY, PART, SOFTWARE, DATA OF ANY NATURE, OR SERVICE DELIVERED UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO:
1.    ANY IMPLIED TERM AGAINST HIDDEN DEFECTS;
2.    ANY IMPLIED TERM OF MERCHANTABILITY OR FITNESS;
3.    ANY IMPLIED TERM ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE;
4.    ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER IN CONTRACT OR IN TORT, WHETHER OR NOT ARISING FROM THE SELLER’S NEGLIGENCE, ACTUAL OR IMPUTED; AND
5.    ANY OBLIGATION, LIABILITY, RIGHT, CLAIM, OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ITEM, ACCESSORY, PART, SOFTWARE, ANY DATA OF ANY NATURE, OR SERVICE DELIVERED UNDER THIS AGREEMENT, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES,

Page 69/107

PROVIDED THAT IF ANY OF THE AFORESAID PROVISIONS SHOULD FOR ANY REASON BE HELD UNLAWFUL OR OTHERWISE INEFFECTIVE THE REMAINDER OF THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.
FOR THE PURPOSES OF THIS CLAUSE 1.6, THE “SELLER” SHALL BE UNDERSTOOD TO INCLUDE THE SELLER, ANY OF ITS SUPPLIERS, SUB-CONTRACTORS, AFFILIATES AND ANY OF THEIR RESPECTIVE INSURERS.
1.7    No Duplicate Remedies
The Seller shall not be obliged to provide any remedy that duplicates any other remedy available to the Buyer in respect of the same defect under Clause 1.
1.8    Disclosure to Third Party Entity
If the Buyer wishes to designate a third party entity (a “Third Party Entity”) to administer this Clause 1, then the Buyer shall notify the Seller of its intention to so designate prior to any disclosure of this Clause 1 to the selected Third Party Entity. The Buyer shall cause such Third Party Entity to enter into a confidentiality agreement (and or any other relevant documentation) with the Seller, in each case satisfactory to the Seller for the sole purpose of administering this Clause 1.
The Seller acknowledges and agrees that this Clause 1 of Appendix 2 to the Agreement shall be assigned by the Buyer to Azul Linhas at Delivery of each Aircraft.

Page 70/107

2    PATENT AND COPYRIGHT INDEMNITY
2.1    Indemnity
2.1.1    Subject to the provisions of this Clause 2, [*****] shall indemnify [*****] from and against [*****] resulting from any infringement or alleged infringement by [*****] of:
a)    any patent [*****]:
(i)    [*****]
(ii)    [*****] and
b)    [*****].
2.1.2    Clause 2.1.1 shall not apply to:
a)    [*****]; nor
b)    [*****]; nor
c)    [*****]; nor
d)    [*****].
2.1.3    [*****]:
a)    [*****]; or
b)    [*****].
2.2    Administration of Patent and Copyright Indemnity Claims
2.2.1    If the Buyer receives a written claim or a suit is threatened or commenced against the Buyer for infringement of a patent or copyright referred to in Clause 2.1 (an “IP Claim”), then the Buyer shall:
a)    promptly notify the Seller and provide all details of such IP Claim;
b)    provide to the Seller all data and records in the Buyer's possession or under its control relating to such IP Claim;
c)    refrain from:
(i)    admitting any liability or making (or committing to make) any payment in respect of any expenses, damages, costs or royalties in connection with such IP Claim; or
(ii)    acting in any manner prejudicial to the defence or denial of such IP Claim, provided that nothing in this Clause 2.2.1(c) shall prevent the Buyer from paying such sums as may be required in order to obtain the release of the Aircraft, subject to such payment being made without prejudice and being accompanied by a denial of liability;
d)    fully co-operate with and provide such assistance as may be requested by the Seller; and
e)    take actions to mitigate damages and/or to reduce the amount of royalties which may be payable as well as to minimise costs and expenses.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 71/107

2.2.2    The Seller shall be entitled either in its own name or on behalf of the Buyer to conduct negotiations with the claimant(s) and may assume and conduct the defence or settlement of any IP Claim in the manner which the Seller considers appropriate.
2.2.3    The assumption of liability by the Seller under this Clause 2 is conditional upon the strict and timely compliance by the Buyer with the terms of this Clause. This Clause sets out the sole and exclusive remedies of the Buyer with respect to any infringement or alleged infringement of any patent or copyright and the Buyer hereby waives and releases any other rights, claims and remedies against the Seller it may have at law, contract or otherwise in respect thereof.
For the purposes of this Clause 2.2.3, the “Seller” shall be understood to include the Seller, any of its suppliers, subcontractors, Affiliates and any of their respective insurers.

Page 72/107

SCHEDULE 1
SELLER SERVICE LIFE POLICY – LIST OF ITEMS
[*****]
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 73/107

SCHEDULE 2
INHOUSE WARRANTY LABOUR RATE REVISION FORMULA

[*****]
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 74/107

SCHEDULE 3
WARRANTY CLAIM DATA REQUIREMENTS
1    Information for Warranty Claims and Seller Service Life Policy
Each claim filed by the Buyer in respect of a Warranted Part claimed to be defective or in respect of an Item claimed to be the subject of a Failure shall include the following data:
a)    the description of the defect and any action taken by the Buyer in relation thereto;
b)    the date on which the defect became apparent and the date on which the Warranted Part was removed (if applicable);
c)    the denomination of such Warranted Part;
d)    its part number;
e)    its serial number (if applicable);
f)    its position on the Aircraft;
g)    the Manufacturer Serial Number of the Aircraft or the registration mark; or both;
h)    if applicable, time since last shop visit at the date of defect appearance; and
i)    any other information as may be required by the Seller, based on the nature of the defect, at the time of submission of the claim or subsequently thereto.
2    Additional information for Inhouse Warranty Claims
In addition to the information set out in Clause 1 above, with respect to Inhouse Warranty claims, the Buyer shall submit the following information:
a)    a report of the technical findings with respect to the defect the subject of such claim;
b)    evidence that the in-house repair work has effectively been performed by the Buyer (e.g. work order, test reports);
c)    the identification and price of each part required to remedy such defect;
d)    the detailed number of Buyer Manhours; and
e)    the total amount of the Inhouse Warranty claim.
The Buyer shall provide any additional information as may be subsequently required by the Seller in connection with such Inhouse Warranty claim.

Page 75/107

SCHEDULE 4
AIRBUS ON-BOARD CERTIFIED SOFTWARE LICENSE AGREEMENT
1    DEFINITIONS
In addition to words and terms defined in the Agreement, for the purposes of this license agreement for Airbus on-board aircraft software (the “Software License”) the following definitions shall apply:
“Airbus Software” means each of the Seller’s proprietary software products (including Composite Work, configurations, processes and rules (in each case together with any related documentation)) as such products may be modified by the Seller from time to time. The Airbus Software shall be categorized as either On-Board Certified Software or On-Board Software.
“Composite Work” means the package composed of various elements such as database(s), software or data, and which necessitates the use of the Airbus Software.
“On-Board Certified Software” means the [*****] and/or [*****] certified software that are installed on-board the Aircraft and bear a part number of the Seller, excluding any software embedded in any component, furnishing or equipment installed on the Aircraft and itself bearing a part number.
“On-Board Software” means any Airbus Software that are installed on-board the Aircraft and are not [*****] and/or [*****] certified - whether or not bearing a part number of the Seller - excluding any software embedded in any component, furnishing or equipment installed on the Aircraft and itself bearing a part number.
“Permitted Purpose” means the purpose for which the Airbus Software was designed and for which the Buyer shall be entitled to use such Airbus Software, solely for its own internal business needs in relation to the Aircraft only and pertaining to the operation of the Aircraft.
“Update(s)” means any update(s) to or replacement(s) of the Airbus Software, which the Seller, at its sole discretion, makes generally available to the Buyer.
“User Guide” means the documentation designed to assist the Buyer in using the Airbus Software.
2    LICENSE
In consideration of the purchase by the Buyer of the Aircraft and subject to terms and conditions set out herein, the Seller hereby grants the Buyer a worldwide and non-exclusive right to use the Airbus Software for the Permitted Purpose in the form of one (1) licence for each Aircraft, encompassing all of the Airbus Software. The Seller shall remain the owner of all intellectual property rights in the Airbus Software. The Airbus Software shall be supplied in machine-readable code form only, and shall be used by the Buyer solely in compliance with the conditions set out in Clause 6.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 76/107

Notwithstanding the foregoing, the rights of use of an Airbus Software may be subject to specific commercial conditions and to the payment of specific fees relating to such Airbus Software.
The Buyer hereby acknowledges that:
(i)    it is aware that certain Airbus Software may incorporate some third party software or open source software components;
(ii)    this Software License does not apply to any such third party or open source software;
(iii)    such open source software shall be independently distributed on an “as is” basis under the respective license terms therefor and the Seller shall not have any liability in respect thereof; and
(iv)    any third party software purchased or licensed by the Seller from any third party shall be provided to the Buyer under a sublicense or a direct license from such third party and the Buyer hereby agrees to be bound by the licensing terms and conditions applicable to such third party software sublicense or license made available by the Seller through AirbusWorld.
3    ASSIGNMENT AND DELEGATION
3.1    Assignment
The Buyer may assign or otherwise transfer all or part of its rights and obligations granted under this Software License in respect of any Airbus Software installed on an Aircraft as part of, and to the extent of, a sale, transfer or lease of such Aircraft provided that the Buyer has caused the assignee or transferee to agree to the terms of this Software License. The Buyer shall assign as many Software Licenses [*****], transferred or leased Aircraft and shall retain all other Software Licenses attached to any Aircraft that the Buyer continues to operate.
In the event of any such assignment or transfer, the Buyer shall transfer the copies of the Airbus Software attached to such Aircraft (including all component parts, media, any upgrades or backup copies and, if applicable, certificate(s) of authenticity) to the assignee or transferee, except as otherwise instructed by the Seller.
3.2    Delegation
Without prejudice to Clause 6(a) hereof, if the Buyer wishes to designate one or several third party(ies) to perform any maintenance on an Aircraft and/or data processing on its behalf (each a “Third Party Entity”), then the Buyer shall notify the Seller prior to any disclosure of any Airbus Software to such Third Party Entity.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 77/107

The Buyer hereby undertakes to cause such Third Party Entity to agree to be bound by the conditions and restrictions set forth in this Software License with respect to the Airbus Software, and to commit to use the Airbus Software solely for the purpose of maintaining the Buyer’s Aircraft and/or for processing the Buyer’s data and agrees that it shall be accountable to the Seller for any use such Third Party Entity may make of the Airbus Software.
4    COPIES
Use of the Airbus Software is limited to the number of copies delivered by the Seller to the Buyer and to the medium on which the Airbus Software is delivered. No reproduction of any Airbus Software shall be made without the prior written consent of the Seller, except that the Buyer is authorized to copy the Airbus Software for back-up and archiving purposes. Any copy of the Airbus Software the Seller authorizes the Buyer to make shall be made under the sole responsibility of the Buyer. The Buyer undertakes to reproduce the copyright and other notices as they appear on or within the original media on any copies that the Buyer makes of the Airbus Software.
5    TERM
Subject to the Buyer having complied with the terms of this Software License, the rights granted [*****] from the date of Delivery of such Aircraft (or the date of delivery of the Airbus Software, if later) until the earlier of (i) the date on which such Aircraft ceases to be operated by the Buyer or any other assignee or transferee (in which case the rights granted hereunder in respect of such Aircraft shall be deemed terminated on [*****] which the Agreement or this Software License is terminated (in whole or in part) for any reason whatsoever.
6    CONDITIONS OF USE
The Airbus Software shall only be used for the Permitted Purpose.
The Buyer shall be solely responsible for, all outputs and results derived from the operation of the Airbus Software and all consequences, direct and indirect, relating to the use of such output and results.
The Buyer expressly undertakes to take all appropriate care in the use of the Airbus Software including, without limitation, measures required for its compliance with the User Guide or any information or instruction regarding the use of the Airbus Software.
Under this Software License, the Buyer shall:
a)    not permit any parent, subsidiary, Affiliate, agent or third party to use the Airbus Software in any manner including, without limitation, any outsourcing, loan, commercialization of the Airbus Software or commercialization by merging the Airbus Software into another software or adapting the Airbus Software, without the prior written consent from the Seller;
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 78/107

b)    maintain the Airbus Software and the relating documentation in good working condition in order to ensure the correct operation thereof;
c)    use the Airbus Software in accordance with such documentation and the User Guide, and ensure that the personnel using the Airbus Software has received appropriate training;
d)    use the Airbus Software exclusively in the technical environment defined in the applicable User Guide, except as otherwise agreed in writing between the Parties;
e)    except as permitted by Section 50C – Copyright, Designs and Patents Act 1988, not alter, reverse engineer, modify, correct, translate, disassemble, decompile or adapt the Airbus Software, nor integrate all or part of the Airbus Software in any manner whatsoever into another software product, nor create a software product derived from the Airbus Software save with the Seller’s prior written approval;
f)    if the Seller has provided the source code to the Buyer, have the right to study and test the Airbus Software, under conditions to be expressly specified by the Seller, but in no event shall the Buyer have the right to correct, modify or translate the Airbus Software;
g)    not attempt to discover or re-write the Airbus Software source codes in any manner whatsoever;
h)    not delete any identification or declaration relative to the intellectual property rights, trademarks or any other information related to ownership or intellectual property rights in the Airbus Software; and
i)    except as otherwise expressly set out herein, not pledge, sell, distribute, grant, sublicense, lease, lend, whether on a free-of-charge basis or against payment, or permit access on a time-sharing basis or any other utilization of the Airbus Software, whether in whole or in part, for the benefit of a third party.
7    PROPRIETARY RIGHTS - RIGHT TO CORRECT AND MODIFY
7.1    The Airbus Software is either proprietary to the Seller or the Seller has acquired the intellectual property rights necessary to grant the rights set out in this Software License. The copyright and all other proprietary rights in the Airbus Software are and shall remain the property of the Seller.
7.2    The Seller reserves the right to correct and modify any Airbus Software at its sole discretion and the Buyer shall not undertake any correction or modification of the Airbus Software without the Seller’s prior written approval. The Buyer shall install any Updates provided by the Seller, at its own cost, in accordance with the time schedule notified with the provision of such Update(s). If the Buyer fails to install any such Update(s), then the Seller shall be relieved of any warranty or liability of any kind with respect to the corresponding Airbus Software.

Page 79/107

8    COPYRIGHT INDEMNITY
The provisions of Clause 2 of Appendix 2 to this Agreement shall apply to Airbus Software. [*****] obligations and [*****] remedies under such provisions shall be conditional the compliance by [*****] with the terms of this Software Licence and in particular with the terms of Clause 6 hereof.
9    CONFIDENTIALITY
The Airbus Software, this Software License and their contents are confidential. The Buyer undertakes not to disclose the Software License, the Airbus Software or any part thereof to any third party without the prior written consent of the Seller, except to:
(i)    the lessee in case of lease of an Aircraft or to the buyer in case of resale of an Aircraft, without prejudice to any provisions set forth in the Agreement;
(ii)    to the Buyer’s employees solely for the Permitted Purpose and on a need-to-know basis;
(iii)    as required by any applicable law or governmental regulation, or a court order imposed on the Buyer, provided that reasonable prior notice of the required disclosure is provided to the Seller.
The obligations of the Buyer to maintain confidentiality shall survive the termination of this Software License for a period of [*****].
10    WARRANTY
10.1    On-Board Certified Software
Any On-Board Certified Software installed on-board an Aircraft at Delivery thereof shall be deemed a Warranted Part for the purposes of Clause 1 of Appendix 2 of the Agreement.
10.2    On-Board Software
The Seller warrants that On-Board Software are prepared in accordance with the state of art at the date of their conception and shall perform substantially in accordance with their functional and technical specifications applicable at the time of their initial delivery. On-Board Software shall be deemed accepted upon delivery thereof unless otherwise specifically provided for in the Agreement. If the On-Board Software do not to conform to their documentation, then the Buyer shall notify the Seller promptly thereof and the sole and exclusive liability of the Seller under this Software License shall be to provide the Buyer with [*****] free of charge software maintenance services.
[*****].
For the avoidance of doubt, this Clause 10.2 shall not be applicable to Updates, modifications, enhancements and extensions of On-Board Software.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 80/107

10.3    The Seller shall not have any obligations under Clauses 10.1 and 10.2 with respect to any defect or non-conformity in any Airbus Software caused by:
(i)    alterations or modifications to the Airbus Software carried out without the prior approval of the Seller;
(ii)    negligence of the Buyer or other causes beyond the Seller's reasonable control;
(iii)    failure of the Buyer to install any Update in accordance with Clause 8 hereof; or
(iv)    errors in or modifications of or Updates to operating systems, databases or other software or hardware with which the Airbus Software interfaces, where such elements have not been provided by the Seller.
The Buyer shall be responsible for the cost and expense of any correction services provided by the Seller as a result of any of the foregoing exclusions. Such correction services shall be subject to the then applicable commercial conditions.
10.4    Waiver, release and renunciation
THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER (AS DEFINED BELOW FOR THE PURPOSES OF THIS CLAUSE) AND REMEDIES OF THE BUYER SET FORTH IN THIS CLAUSE 10 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER CONDITIONS, WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND ALL RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, EXPRESS OR IMPLIED, ARISING BY LAW, CONTRACT OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT OF ANY KIND IN ANY AIRBUS SOFTWARE AND SERVICES DELIVERED UNDER THE AGREEMENT AND/OR THIS SOFTWARE LICENSE, INCLUDING BUT NOT LIMITED TO:
(A)    ANY IMPLIED TERM AGAINST HIDDEN DEFECTS;
(B)    ANY IMPLIED TERM OF MERCHANTABILITY OR FITNESS;
(C)    ANY IMPLIED TERM ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;
(D)    ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER IN CONTRACT OR IN TORT AND WHETHER OR NOT ARISING FROM THE SELLER’S NEGLIGENCE, ACTUAL OR IMPUTED; AND
(E)    ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE, ANY DATA OF ANY NATURE, OR SERVICES DELIVERED UNDER THE AGREEMENT AND/OR THIS SOFTWARE LICENSE, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES,

Page 81/107

PROVIDED THAT IF ANY OF THE AFORESAID PROVISIONS SHOULD FOR ANY REASON BE HELD UNLAWFUL OR OTHERWISE INEFFECTIVE, THE REMAINDER OF THIS SOFTWARE LICENSE SHALL REMAIN IN FULL FORCE AND EFFECT.
FOR THE PURPOSES OF THIS CLAUSE, THE “SELLER” SHALL BE UNDERSTOOD TO INCLUDE THE SELLER, ANY OF ITS SUPPLIERS, SUBCONTRACTORS, AFFILIATES AND ANY OF THEIR RESPECTIVE INSURERS.
The Seller shall have no liability for data that is entered into the Airbus Software by the Buyer and/or used for computation purposes.
11    LIABILITY AND INDEMNITY
The Airbus Software is (and the rights granted hereunder are) supplied under the express condition that the Seller shall have no liability in contract or in tort arising from or in connection with the use and/or possession by the Buyer of the Airbus Software and that the Buyer shall indemnify and hold the Seller harmless from and against any liabilities and claims from third parties arising from such use and/or possession.
12    TERMINATION
In the event of a breach of any obligation set forth in this Software License by either the Seller or the Buyer or a failure by the Buyer to comply with the commercial conditions applicable to the Airbus Software as set forth in the Agreement, [*****], the non-breaching Party shall be entitled to terminate this Software License.
In the event of termination by the Seller or the Buyer in accordance with the provisions of this Software License, the Buyer shall no longer have any right to use the Airbus Software and shall return to the Seller all copies of the Airbus Software and any relating documentation together with an affidavit to that effect. In case of breach by the Buyer, the Seller [*****].
13    GENERAL
13.1    Notwithstanding the terms of Clause 16.4 of the Agreement, in the event of any inconsistency or discrepancy between any term of this Software License and any term of the Agreement (including any other exhibit, schedule or appendices thereto), the terms of this Software License shall take precedence over the conflicting terms of the Agreement to the extent necessary to resolve such inconsistency or discrepancy.
13.2    This Software License contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior understandings, commitments, agreements, representations and negotiations whatsoever, oral and written, and may not be varied except by an instrument in writing executed by the duly authorized representatives of both Parties.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 82/107

SCHEDULE 5
SUPPLIER SOFTWARE LICENSE AGREEMENT
1    DEFINITIONS
In addition to words and terms defined in the Agreement, for the purposes of this sublicense agreement for Supplier Software (the “Software Sublicense”) the following definitions shall apply:
“Composite Work” means the package composed of various elements, such as database(s), software or data, and which necessitates the use of the Supplier Software.
“Permitted Purpose” means the purpose for which the Supplier Software was designed and for which the Sublicensee shall be entitled to use such Supplier Software, solely for its own internal business needs in relation with the Aircraft only and in particular pertaining to the operation of the Aircraft.
“Sublicensee” means the Buyer.
“Sublicensor” means the Seller as authorized by the Supplier to sublicense the Supplier Software to the operators of Airbus aircraft.
“Supplier” means each of the Sublicensor’s Suppliers owning the intellectual property rights in the corresponding Supplier Software (or holding the right to authorize the Sublicensor to sublicense such Supplier Software) and having granted to the Sublicensor the right to sublicense such Supplier Software.
“Supplier Support Conditions” or “SSC” shall have the meaning set forth in Clause 1.3 of Appendix 2 to the Agreement.
“Supplier Software” means each of the Supplier’s proprietary products (excluding any software embedded in any component, furnishing or equipment installed on the Aircraft and itself bearing a partnumber) including Composite Work, configurations, processes and rules (in each case together with any related documentation) as well as any modifications, enhancements or extensions thereto, as may be provided by the Supplier or the Sublicensor from time to time to the Sublicensee and the supply of which is governed by a SSC.
“Update(s)” means any update(s) or replacement(s) to the Supplier Software licensed hereunder, which the Sublicensor or the Supplier, at their discretion, make generally available to the Sublicensee.
“User Guide” means the documentation, which may be in electronic format, designed to assist the Sublicensee in using the Supplier Software.

Page 83/107

2    LICENSE
In consideration of the purchase by the Sublicensee of the Aircraft and subject to the terms and conditions set out herein, the Sublicensor hereby grants the Sublicensee [*****], worldwide and non-exclusive right to use the Supplier Software for the Permitted Purpose in the form of one (1) license for each Aircraft, encompassing of the Supplier Software. Each Supplier shall remain the owner of all intellectual property rights in the Supplier Software.
The Supplier Software shall be supplied in machine-readable code form only, for use in connection with the Aircraft or operations related to the Aircraft.
The Buyer hereby acknowledges that:
(i)    it is aware that certain Supplier Software may incorporate (a) third party software not provided under a SSC including but not limited to any standard and “off the shelf” software (Components Off The Shelf/COTS), and (b) open source software contained in the Supplier Software (if any);
(ii)    this Software Sublicense does not apply to any such third party or open source software and the Sublicensor shall not have any liability in respect thereof;
(iii)    such open source software is independently distributed on an “as is” basis under the respective license terms therefor and the Sublicensee hereby agrees to be bound by the licensing terms and conditions applicable to such third party software and made available by the Sublicensor through AirbusWorld.
3    ASSIGNMENT AND DELEGATION
3.1    Assignment
The Sublicensee may, at any time, assign or otherwise transfer all or part of its rights under this Software Sublicense only as part of, and to the extent of, a sale, transfer or lease of any or all of the Aircraft to which the Supplier Software are related provided that the Sublicensee causes the assignee or transferee to agree to the terms of this Software Sublicense.
The Sublicensee shall assign a Software Sublicense for all Supplier Software installed on the sold, transferred or leased Aircraft and shall retain all other Software Sublicenses attached to any Aircraft that the Sublicensee continues to operate.
In the event of any such assignment or transfer, the Sublicensee shall transfer the copies of the Supplier Software attached to the sold, transferred or leased Aircraft (including all component parts, media, any upgrades or backup copies, this Software Sublicense, and if applicable, certificate(s) of authenticity) to the assignee, except as otherwise instructed by the Sublicensor.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 84/107

3.2    Delegation
Without prejudice to Article 10 hereof, if the Sublicensee wishes to designate one or several third party(ies) to perform the maintenance of the Aircraft and/or data processing on its behalf (each a “Third Party Entity”), then the Sublicensee shall, prior to any disclosure of any Airbus Software notify the Sublicensor and the Supplier of such intention prior to any disclosure of this Software License and/or the Supplier Software to such Third Party Entity.
The Sublicensee hereby undertakes to cause such Third Party Entity to enter into appropriate licensing conditions with the corresponding Supplier and to commit to use the Supplier Software solely for the purpose of maintaining the Sublicensee’s Aircraft and/or processing the Sublicensee’s data and agrees that it shall be accountable to the Sublicensor for the use such Third Party Entity makes of the Airbus Software.
4    COPIES
Use of the Supplier Software is limited to the number of copies delivered by the Sublicensor to the Sublicensee and to the medium on which the Supplier Software is delivered. No reproduction of any Supplier Software shall be made without the written consent of the Sublicensor, except that the Sublicensee is authorized to copy the Supplier Software for back-up and archiving purposes. Any copy of the Supplier Software the Sublicensor authorizes the Sublicensee to make shall be made under the sole responsibility of the Sublicensee. The Sublicensee agrees to reproduce the copyright and other notices as they appear on or within the original media on any copies that the Sublicensee makes of the Supplier Software.
5    TERM
Subject to the Sublicensee having complied with the terms of this Software Sublicense, the rights granted under this Software Sublicense in respect of an Aircraft [*****] (in which case the rights granted hereunder in respect of such Aircraft shall be deemed terminated on the date of the last operation thereof by the Sublicensee or any of other assignee or transferee, or (ii) the date on which the Agreement or this Software Sublicense is terminated (in whole or in part) for any reason whatsoever.
6    CONDITIONS OF USE
The Supplier Software shall only be used for the Permitted Purpose.
The Sublicensee shall be solely responsible for all outputs and results derived from the operation of the Supplier Software and all consequences, direct and indirect, relating to the use of such output and results.
The Sublicensee expressly undertakes to take all appropriate care in the use of the Supplier Software, including without limitation measures required for its compliance with the User Guide or any information or instruction regarding the use of the Supplier Software.

Page 85/107

Under this Software Sublicense, the Sublicensee shall:
a)    not permit any parent, subsidiary, Affiliate, agent or other third party to use the Supplier Software in any manner, including, without limitation, any outsourcing, loan, commercialization of the Supplier Software or commercialization by merging the Supplier Software into another software or adapting the Supplier Software, without the prior written consent from the Supplier;
b)    maintain the Supplier Software and the relating documentation in good working condition in order to ensure the correct operation thereof;
c)    use the Supplier Software in accordance with such documentation and the User Guide, and ensure that the personnel using the Supplier Software has received appropriate training;
d)    use the Supplier Software exclusively in the technical environment defined in the applicable User Guide, except as otherwise agreed in writing between the Parties;
e)    except as permitted by Section 50C – Copyright, Designs and Patents Act 1988, not alter, reverse engineer, modify, correct, translate, disassemble, decompile or adapt the Supplier Software, nor integrate all or part of the Supplier Software in any manner whatsoever into another software product; nor create a software product derived from the Supplier Software save with the Supplier’s prior written approval;
f)    if the Sublicensor or the Supplier have provided the source code to the Sublicensee, have the right to study and test the Supplier Software, under conditions to be expressly specified by the Sublicensor, but in no event shall the Sublicensee have the right to correct, modify or translate the Supplier Software;
g)    not attempt to discover or re-write the Supplier Software source codes in any manner whatsoever;
h)    not delete any identification or declaration relative to the intellectual property rights, trademarks or any other information related to ownership or intellectual property rights in the Supplier Software; and
i)    not pledge, sell, distribute, grant, sublicense, lease, lend, whether on a free-of-charge basis or against payment, or permit access on a time-sharing basis or any other utilization of the Supplier Software, whether in whole or in part, for the benefit of a third party.
7    TRAINING
In addition to the User Guide provided with the Supplier Software, training and other assistance shall be provided upon the Sublicensee’s request, subject to the conditions set forth in the SSC. Such assistance or training shall not operate to relieve the Sublicensee of its sole responsibility with respect to the use of the Supplier Software under this Software Sublicense.

Page 86/107

8    PROPRIETARY RIGHTS - RIGHT TO CORRECT AND MODIFY
8.1    The Supplier Software is proprietary to the Supplier and the Sublicensor represents and warrants that it has been granted the intellectual property rights necessary to grant the rights set out in this Software Sublicense. The copyright and all other proprietary rights in the Supplier Software are and shall remain the property of the Supplier.
8.2    The Supplier may correct or modify its Supplier Software from time to time at its sole discretion and the Sublicensee shall not undertake any correction or modification of the Supplier Software without the Sublicensor’s prior written approval.The Sublicensee shall install any Updates provided either by the Supplier or the Sublicensor in accordance with the time schedule notified with the provision of such Update(s). If the Sublicensee fails to install any such Update(s), then both the Sublicensor and the Supplier shall be relieved of any warranty or liability of any kind with respect to the conformity or operation of the Supplier Software.
9    COPYRIGHT INDEMNITY
The Sublicensee hereby accepts the transfer to its benefit of all transferable and enforceable copyright indemnity conditions related to the corresponding Supplier Software and contained in the applicable SSC.
10    CONFIDENTIALITY
The Supplier Software, this Software Sub-license and their contents are confidential. The Sublicensee undertakes not to disclose the Software Sub-license, the Supplier Software or any part thereof to any third party without the prior written consent of the Sublicensor, except to:
-    the lessee in case of lease of an Aircraft or to the buyer in case of resale of the Aircraft, without prejudice to any provisions set forth in the Agreement;
-    to the Sublicensee’s employees solely for the Permitted Purpose and on a need-to-know basis;
-    as required by any applicable law or government regulation , or court order imposed on the Licensee provided that reasonable prior notice of the required disclosure is provided to the Sublicensor.
The obligations of the Sublicensee to maintain confidentiality shall survive the termination of this Software Sublicense for a period of [*****].
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 87/107

11    WARRANTY
The Sublicensee hereby accepts the transfer to its benefit of all transferable and enforceable warranties related to the corresponding Supplier Software and contained in the applicable SSC.
As a result, the Sublicensee acknowledges that the transferable and enforceable warranties, obligations and liabilities contained in the SSC shall constitute the sole and exclusive remedy available in the event of any defect or non-conformity of the Supplier Software.
Neither the Supplier nor the Sublicensor shall have any liability for data that is entered into the Supplier Software by the Sublicensee and/or used for computation purposes.
12    [*****]
[*****].
13    EXCUSABLE DELAYS
13.1    Neither the Sublicensor nor the Supplier(s) shall be responsible nor be deemed to be in default on account of delays in delivery of any Supplier Software or any Updates due to causes reasonably beyond the Sublicensor’s or the Suppliers’ control including but not limited to: natural disasters, fires, floods, explosions or earthquakes, epidemics or quarantine restrictions, serious accidents, total or constructive total loss, any act of the government of the country of the Sublicensee or the governments of the countries of the Sublicensor or the Supplier, war, insurrections or riots, failure of transportation, communications or services, strikes or labor troubles causing cessation, slow down or interruption of services, inability after due and timely diligence to procure materials, accessories, equipment or parts, failure of a Supplier to furnish materials, accessories, equipment or parts due to causes reasonably beyond such Supplier’s control or failure of the Sublicensee or the Supplier to comply with its obligations arising out of this Software Sublicense.
13.2    The Sublicensor shall, and/or shall cause the Supplier to, as soon as practicable after becoming aware of any delay falling within the provisions of this Clause, notify the Sublicensee of such delay and of the probable extent thereof and shall, subject to the conditions as hereinafter provided and as soon as practicable after the removal of the cause or causes for delay, resume delivery of the delayed Supplier Software or Update.
14    TERMINATION
In the event of a breach of any obligation set forth in this Software Sublicense by either the Sublicensor or the Sublicensee [*****] the non-breaching Party requesting such breach to be cured, the non-breaching Party shall be entitled to terminate this Software Sublicense.
In the event of termination by the Seller or the Buyer in accordance with the provisions of this Software License, the Sublicensee shall no longer have any right to use the Supplier Software and shall return to the Supplier all copies of the Supplier Software and any relating documentation together with an affidavit to that effect.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 88/107

15    GENERAL
15.1    Notwithstanding the terms of Clause 16.4 of the Agreement, in the event of any inconsistency or discrepancy between any term of this Software Sublicense and any term of the Agreement (including any appendix, schedule or other exhibits thereto), the terms of this Software Sublicense shall take precedence over the conflicting terms of the Agreement to the extent necessary to resolve such inconsistency or discrepancy.
15.2    The Sublicensee acknowledges that the Supplier Software covered under this Software Sublicense is also subject to the conditions relative to each Supplier Software set forth in the corresponding SSC. In the event of any inconsistency between the terms of this Software Sublicense and the terms contained in the corresponding SSC, the latter shall prevail to the extent of such inconsistency.

Page 89/107

APPENDIX 3
CUSTOMER SUPPORT

CLAUSES    TITLES
1    CUSTOMER SUPPORT
2    TECHNICAL DATA
3    SELLER REPRESENTATIVES SERVICES
4    TRAINING SUPPORT AND SERVICES
5    INITIAL PROVISIONING AND PURCHASE OF MATERIAL
6    INDEMNITY AND INSURANCE

SCHEDULES    TITLES
SCHEDULE 1    TECHNICAL DATA AND AVAILABILITY
SCHEDULE 2    TRAINING ALLOWANCES

Page 90/107

1    CUSTOMER SUPPORT
In consideration of the Buyer purchasing and taking delivery of the Aircraft, the Seller shall provide, or cause to be provided, to the Buyer the customer support services set out in this Appendix 3 (collectively, the “Customer Support”).
The Customer Support is provided either (i) on a per Aircraft basis, or (ii) on a per fleet basis and represents the total allowances granted for the entire fleet of three (3) firm Aircraft purchased under this Agreement.
If the Buyer does not take Delivery of any or all of the Aircraft, then, in addition to any other rights and remedies available to the Seller under this Agreement or at law, the Seller shall be entitled to:
1)    with respect to Customer Support provided on a per Aircraft basis and for each undelivered Aircraft:
a)    terminate any Customer Support which has not yet been provided; and/or
b)    invoice to the Buyer the price of any Customer Support that has already been provided (at the price at which the Buyer would have purchased such Customer Support at the time it was provided); and
2)    with respect to Customer Support provided on a per fleet basis and for each undelivered Aircraft, prorata the number of undelivered Aircraft:
a)    reduce the amount of Customer Support to be made available to the Buyer under this Agreement; and/or
b)    invoice to the Buyer the price of any Customer Support that has already been provided to the Buyer with respect to such undelivered Aircraft (at the price at which the Buyer would have purchased such Customer Support at the time it was provided).
The Buyer shall pay to the Seller any amounts pursuant to 1) and/or 2) above within [*****] of receipt of the corresponding invoice by the Buyer from the Seller.
2    TECHNICAL DATA
2.1    Buyer’s access to Technical Data
The Buyer shall have access to the Technical Data, including any revisions thereto, and to the licence to use the PEP Package and the Browser (as defined below) on [*****] following the Delivery of each Aircraft (the “Revision Service Period”).
At the end of the Revision Service Period, any of the above Technical Data and services shall be provided in accordance with the terms and conditions set forth in the CSC.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 91/107

2.2    Supply
2.2.1    All Technical Data shall be available on-line through AirbusWorld, access to which is subject to the GTC.
Access to AirbusWorld shall be granted for an [*****] of the Buyer’s users (including [*****] Buyer Administrators (as such term is defined in the GTC)).
2.2.2    No later than [*****] prior to the Scheduled Delivery Period of the Aircraft scheduled to be delivered first, the Parties shall agree on the numerical identification to be allocated to each Aircraft for the sole purpose of identifying such Aircraft in the Customised Technical Data.
2.2.3    Certain Technical Data shall be provided through consultation tools which include the navigation software and viewer necessary to browse such Technical Data (together, a “Browser”).
The use of the Browser and the PEP Package shall be subject to the EULA.
2.2.4    Technical Data shall be in the English language, using aeronautical terminology in common use.
2.2.5    The list of the Technical Data made available to the Buyer and the schedule of their respective availabilities are set out in Schedule 1 to this Appendix 3.
2.2.6    It shall be the responsibility of the Buyer to coordinate and satisfy the Buyer’s Aviation Authorities' requirements with respect to Technical Data. Upon request from the Buyer’s Aviation Authorities, such Aviation Authorities shall be given on-line access to the Buyer’s Technical Data (excluding the PEP Package).
2.3    Integration of Equipment Data
2.3.1    Supplier Equipment
The Seller shall, to the extent necessary to perform the on-aircraft maintenance of the corresponding equipment, incorporate into the Customised Technical Data (including revisions) the information relating to Supplier equipment that is installed either on the Aircraft at Delivery or through Seller Service Bulletins after Delivery, subject to the Buyer having informed the Seller that it has implemented such Seller Service Bulletins. Such incorporation shall be performed on a [*****] during the Revision Service Period.
2.3.2    Buyer Furnished Equipment
Subject to the provisions of this Clause 2.3.2, in order to perform the on-aircraft maintenance of the corresponding equipment, the Seller shall incorporate data relating to the Buyer Furnished Equipment that is installed on the Aircraft at Delivery (the “BFE Data”) into the Customized Technical Data. Such incorporation shall be performed on [*****] during the Revision Service Period.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 92/107

The Buyer shall cause the BFE Suppliers to supply the BFE Data to the Seller on its behalf and [*****] prior to the Scheduled Delivery Period of the Aircraft scheduled to be delivered first. The Buyer shall further cause the BFE Suppliers to notify the Seller of any required change to such BFE Data and to provide the Seller with such BFE Data immediately upon its issuance.
The Seller shall not be liable for and the Buyer hereby indemnifies the Seller against all Losses, arising out of or in any way connected with any error, omission, non-conformity or defect in any Technical Data, resulting from the failure of a BFE Supplier to provide BFE Data as and when due, whether such Losses are asserted in contract or in tort.
BFE Data shall be in English and shall comply with the then applicable industry standards and shall be delivered in a digital format to be agreed in due time between the Parties. The Buyer acknowledges that the Seller shall not be responsible for, and shall have no obligation to check the substance, accuracy and quality of such BFE Data.
The Seller may communicate directly with the BFE Suppliers with respect to such BFE Data.
2.4    Seller Service Bulletins Incorporation
Subject to the Buyer informing the Seller that it has implemented each Seller SB on each Aircraft (the “SB Report”), the Seller shall incorporate the information relative to such Seller SB into the Customised Technical Data applicable to such Aircraft.
If the prior implementation of one or several Seller SB(s) is a prerequisite to the implementation of a further Seller SB, then the SB Report shall confirm the implementation of such prior Seller SB(s) on the corresponding Aircraft.
The Buyer shall be solely responsible for providing the Seller with complete and accurate SB Reports. In case of incomplete or inaccurate SB Reports, the Seller may, in order to produce the Customised Technical Data, complete or correct the Buyer’s SB Report in order to reflect the Aircraft’s configuration as known by the Seller. The Buyer shall indemnify and hold the Seller harmless from and against any liabilities and claims arising from any non-conformities or errors in any Technical Data which result from the Buyer’s failure to provide accurate SB Reports.
2.5    Warranty
The Seller warrants that the Technical Data are prepared in accordance with the state of art at the date of their release. If any Technical Data contains any error or defect, then the sole and exclusive liability of the Seller shall be to take all reasonable and proper steps to correct such Technical Data. No warranties of any kind shall be given with respect to BFE Data.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 93/107

2.6    Proprietary rights
All proprietary rights, including patent, design and copyrights related to Technical Data shall remain with the Seller and/or its Affiliates, as the case may be.
The supply of Technical Data by the Seller, or the fact that any Technical Data may contemplate manufacturing by the Buyer shall not be construed as providing any express or implied right to the Buyer to design or manufacture any aircraft (or part thereof) or any spare part.
2.7    Future Developments
The Buyer acknowledges that the Seller continuously monitors technological developments and applies them to Technical Data, document and information systems’ functionalities, production and methods of transmission and that the Seller may notify its customers from time to time of any such new developments, their application and the timeline for their implementation.
2.8    Confidentiality
The Technical Data are confidential and subject to the terms and conditions of Clause 14 of this Agreement. In addition, the Buyer hereby undertakes that it shall not reproduce them in whole or in part without the Seller’s prior consent.
Without prejudice to the foregoing, if the Buyer intends designating one or several third party(ies) to perform the maintenance of the Aircraft and/or data processing on its behalf (each a “Buyer Third Party”), then the Buyer shall, prior to any disclosure of Technical Data, cause such Buyer Third Party to enter into a non-disclosure and licensing agreement with the Seller (the “Third Party License”) and agrees that it shall be accountable to the Seller for the use such any Buyer Third Party makes of the Technical Data. Any Third Party Licenses shall include a representation from the Buyer Third Party that it shall use the Technical Data solely for the purposes of the maintenance of the Aircraft and/or data processing on behalf of the Buyer in respect of the Aircraft.
If the Buyer or the Buyer Third Party breaches the terms of this Clause 2.8 and/or the terms of the Third Party License, then, in addition to any rights and remedies available to the Seller under this Agreement or at law, the Seller shall have the right to:
(i)    invoice the Buyer an amount [*****] due by the Buyer Third Party under the Third Party License and the Buyer shall pay such amount within [*****] after receipt of such invoice; and
(ii)    suspend the Buyer’s access to the applications on AirbusWorld that enable it to a) download any Technical Data and b) provide access to Technical Data to the Buyer Third Parties.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 94/107

3    SELLER REPRESENTATIVE SERVICES
3.1    Seller Representatives
The Seller shall provide [*****] to the Buyer the services of customer support representatives (each a “Seller Representative”):
[*****] continuous person-months.
The Buyer will have [*****] to start the above Seller Representative [*****] of such Seller Representatives.
Except as otherwise agreed between the Parties, the number of such Seller Representatives shall not exceed [*****] at any one time.
The above allocation includes the [*****] of the Seller Representatives.
Each Seller Representative shall be acting in an advisory capacity only and shall at no time be deemed to be an employee or agent of the Buyer, either directly or indirectly.
3.2    Location
The Seller shall provide the services of Seller Representatives at the Buyer’s facilities or such other locations as the Parties may agree from time to time.
If the Buyer requests any Seller Representative to travel on business to a location other than his usual place of assignment, then all related travel, accommodation and living expenses shall be borne by the Buyer.
3.3    Availability
3.3.1    The Parties hereby acknowledge and agree that during the period defined in Clause 3.1, each Seller Representative may provide support to airlines other than the Buyer.
3.3.2    If, following the end of the period set out in Clause 3.1 or during any statutory vacation period of the Seller Representative(s), the Buyer needs technical assistance in an AOG situation, then the Buyer shall have [*****] access to:
1)    AIRTAC (Airbus Technical AOG Centre); and
2)    the network of customer support representatives of the Seller closest to the Buyer's main base, the contacts of which shall be provided to the Buyer. Any such customer support representative providing services to the Buyer hereunder shall be deemed to be a Seller Representative for all purposes of this Clause 3.
3.3.3    The Seller shall endeavour [*****] efforts to assist the Buyer in requesting Propulsion Systems Manufacturer and Suppliers representatives.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 95/107

3.4    Buyer's Support at the Buyer’s facilities
3.4.1    If the Parties have agreed that one or more Seller Representative(s) will be based at the Buyer’s facilities for all or part of the person-months set out in Clause 3.1, the conditions of this Clause 3.4 shall apply.
3.4.2    From the date of arrival of the first Seller Representative at the Buyer’s facilities and for as long as [*****] Seller Representative is present at such facilities, the Buyer shall provide [*****] a suitable lockable office, as far as possible, conveniently located near the Buyer's maintenance facilities, with complete office furniture and equipment including all necessary communication systems for the sole use of the Seller Representative(s). All related direct communication costs shall be borne by the Seller upon receipt by the Seller of all relevant invoices.
3.4.3    The Buyer shall assist the Seller in obtaining from the authorities of the country in which the Buyer’s facilities are located, those documents and/or authorisations that are necessary to permit each Seller Representative to live and work in such country. If such documents and/or authorisations are not obtained, then the Parties shall agree on another country from which the Seller Representative(s) shall provide the services set out in this Clause 3, failing which the Seller shall be relieved of any obligation to the Buyer hereunder.
3.4.4    [*****] all Taxes of any kind whatsoever imposed by the authorities of the country where the [*****] are located (or another country as per Clause 3.4.3) upon:
1)    the entry into or exit from the relevant country of the Seller Representatives; and
2)    the entry into or the exit from the relevant country of such belongings of the Seller as are reasonably necessary for the purpose of providing the Seller Representatives services.
3.5    Withdrawal of the Seller Representative
The Seller shall have the right to withdraw its Seller Representatives as it sees fit if conditions arise that are, in the Seller's opinion, dangerous to their safety or health or prevent them from fulfilling their tasks.
4    TRAINING SUPPORT AND SERVICES
4.1    General
This Clause 4 sets out the terms and conditions under which the Seller shall provide training support and services to the Buyer’s personnel under this Agreement to support the operation of the Aircraft.
4.1.1    The Seller shall provide to the Buyer, [*****], the Training Allowances set out in Schedule 2 to this Appendix 3.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 96/107

The training courses conducted pursuant to this Agreement are not “Ab Initio Training Courses” and shall be as described in the CSC current at the time of performance of such training courses.
Training courses shall be conducted in English, using training aids written in English and using aeronautical terminology in common use.
4.1.2    The Parties shall agree on the training courses to be provided to the Buyer, the location(s) at which they will be held and their scheduling during a training conference (the “Training Conference), which shall be held, to the extent possible, no later than [*****] to the Scheduled Delivery Period of the Aircraft scheduled to be delivered first.
4.2    Training Location
4.2.1    The Seller shall provide, or shall cause to be provided, training at a Seller Training Centre or, if the unavailability of facilities or scheduling difficulties makes training at any Seller Training Centre impractical, then the Seller shall ensure that the Buyer is provided with such training at another location chosen by the Seller (individually or collectively a “Training Centre”).
4.2.2    Alternatively, if requested by the Buyer, the Seller may provide training at a location chosen by the Buyer, under terms and conditions to be agreed but subject always to the provisions of Clause 4.5.
4.2.3    If the Buyer requests an Airbus training course to be conducted at a location chosen by the Buyer, then the Buyer shall ensure that the training facilities at such location are suitably equipped with appropriate classroom space and equipment for such training. The Buyer shall to this effect provide all necessary access and information with respect to such training facilities to the representatives of the Seller and the competent Aviation Authority.
4.3    Training Courses
4.3.1    With respect to training performed at a Training Centre, the Seller shall make available all necessary training media and training equipment. Such training equipment shall not include aircraft.
The equipment and curricula used for the training of flight, cabin and maintenance personnel is not fully customized but is configured as necessary to obtain approval by the EASA. If further customisation is required to obtain approval by the Aviation Authority of the Country of Registration, then such further customisation shall be performed [*****] the Buyer.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 97/107

At the end of each training course provided at a Training Centre, each trainee shall receive either an attestation indicating that the trainee has attended such course or a certificate of course completion indicating the outcome of the relevant evaluation at the end of such training (as applicable). No such certificate or attestation shall constitute qualification by any Aviation Authority but may be presented to an Aviation Authority by the recipient in order to obtain the relevant formal qualification.
4.3.2    With respect to training courses performed at a location chosen by the Buyer, the Buyer shall provide training equipment, [*****], in accordance with the Seller's instructions. However, if requested by the Buyer, the Seller may provide such training material and equipment [*****] of the Buyer.
4.3.3    Training material shall be made available by the Seller to the trainees for the duration of the training course only and for the sole purpose of training, and shall remain the property of the Seller and shall be returned to the Seller at the end of any training course.
4.3.4    Exchange of Training Courses
The Buyer may exchange any remaining Training Allowances set out in Schedule 2 to this Appendix 3 against any training course set out in the Seller’s “Training Course Exchange Matrix” current at the time of the exchange request. If the Buyer requests an exchange that is not contemplated under the Training Course Exchange Matrix, then the Seller may agree to such exchange subject to the terms and conditions set out in the CSC current at the time of exchange request.
4.3.5    Timing of Requests, Rescheduling and Cancellation of Training
Following a Training Conference, the Seller shall issue a training proposal to the Buyer, setting out the relevant training courses and associated dates (the “Training Conference Proposal”).
With respect to any training request made outside of the Training Conference Proposal (including any training exchange request made under Clause 4.3.4), the Buyer shall submit the request at the latest [*****] prior to the desired course start date and the Seller shall, subject to its commercial and planning constraints, issue to the Buyer a proposal with the earliest available training schedule (each, an “Additional Training Proposal”).
The Buyer shall notify its acceptance of the Training Conference Proposal or the Additional Training Proposal(s) (as applicable) in writing within [*****] Days of receipt thereof, failing which the Buyer shall be deemed to have refused such proposal.
The Buyer may, at no cost, cancel or reschedule (in whole or in part) any confirmed training course irrespective of its location, subject to advance notification of at least [*****] days prior to the start of the relevant training course.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 98/107

After such deadline, if the Buyer gives notice to the Seller:
1)    [*****];
2)    [*****].
The above cancellation or rescheduling fee shall be applied through deduction from the Training Allowance set out in Schedule 2 or invoicing at the price for the relevant training course, as set out in the then applicable CSC.
Any Additional Training Proposal issued by the Seller to the Buyer less than sixty (60) days prior to the start date of the relevant training shall remain subject to all of the terms of this Clause 4.3.
4.3.6    Any unused Training Allowances provided pursuant to this Clause 4 within the timeframe set out in Schedule 2 shall be cancelled and no compensation or credit of any nature shall be provided by the Seller to the Buyer.
4.4    Prerequisites and Conditions
4.4.1    The Buyer shall be responsible for ensuring that the trainees registered on a training course have the prerequisite knowledge and experience specified for such course in the CSC.
4.4.2    At the time of booking of a training course, and in no event later than [*****] prior to the start of each course, the Buyer shall provide the Seller with a list of the trainees for each course together with evidence of the qualification, proficiency and professional experience of each trainee and such other information as the Seller may request.
If the Seller determines a) prior to the start of a course, that a trainee does not meet the prerequisites set out in the CSC, or b) at any time during a training course, that a trainee lacks the required level, then such trainee shall be withdrawn from such course.
Without prejudice to the above and with the aim of reintegrating the trainee into the course from which he/she has been withdrawn, the Parties shall discuss the possibility of directing the trainee to another more appropriate training module, at the Buyer's expense.
4.4.3    The Seller does not provide any warranty with respect to, and shall not be held liable for, any trainee's performance following any training provided hereunder. For the purposes of this Clause 4.4.3, the “Seller” shall be understood to include the Seller, any of its suppliers and subcontractors and any of its Affiliates.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 99/107

4.5    Logistics
4.5.1    Travel and living expenses for the Buyer's trainees [*****].
The Buyer shall obtain all necessary authorisations, permits and visas necessary for its trainees to attend training courses and any rescheduling or cancellation of training courses due to the Buyer’s failure to obtain any such authorisations, permits and visas shall be subject to the provisions of Clause 4.3.5.
4.5.2    For any training provided by the Seller at a location chosen by the Buyer, the Buyer shall bear the travel and living expenses of each of the Seller’s Instructors in accordance with the conditions set out in the CSC.
4.6    Specific Conditions
4.6.1    Flight Support
If, during any period during which a Seller pilot Instructor is performing flight crew line initial operating experience at a location chosen by the Buyer, the Buyer requests that any such Instructor perform any other flight support (including line assistance, demonstration flight(s) and ferry flight(s)), then the Buyer agrees that:
1)    any such flight support shall be subject to the Seller’s prior consent;
2)    such Instructors shall only perform the above flight support to the extent they bear the relevant qualifications to do so; and
3)    such flight(s) shall be deducted from the remaining Training Allowance set out in Schedule 2 hereto.
4.6.2    Provision of Aircraft
During any on-aircraft training (whether flight or maintenance training) performed pursuant to this Clause 4, the Buyer shall provide, at its own cost, an aircraft it owns and/or operates for the performance of such training. The Buyer shall bear full responsibility for the aircraft upon which the training is performed, including any required maintenance, all expenses such as fuel, oil or landing fees and the provision of insurance in accordance with Clause 6 of this Appendix 3.
4.6.3    Validation of Licenses
The Buyer shall assist the Seller in obtaining the validation of the licenses of the Instructors performing base flight training or flight crew line initial operating experience by the Aviation Authority of the country of registration of the aircraft on which the training is to be performed.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 100/107

5    INITIAL PROVISIONING AND PURCHASE OF MATERIAL
5.1    Expedite services and Material ordering
The Seller shall provide, or shall cause to be provided by its Affiliate(s), a twenty-four (24) hours a day / seven (7) days a week emergency service to provide for the supply of critically required parts (the “Expedite Service”).
The Expedite Service provided for the three (3) types of Expedite Types defined in the "2015 World Airlines and Suppliers Guide" (WASG) and the Buyer shall be notified of the action taken to satisfy an expedite order received from the Buyer as follows:

Type of Expedite Order	Seller Notification Time
AOG	[*****]
WSP/Critical (imminent AOG or work stoppage)	[*****]
USR/Expedite (required within less than the published or quoted lead time)	[*****]
For parts not critically required within less time than the Seller’s published or quoted lead-times, the Buyer agrees to preferentially resort to routine (RTN) orders.
The Buyer hereby agrees to communicate its Orders for Material to the Customer Order Desk either in electronic format (SPEC 2000) or via AirbusWorld.
The Seller shall maintain, or shall cause to be maintained by its distributors, a [*****] stock of Seller Spare Parts for the duration of the Term.
Except as expressly otherwise set out in this Clause 5, any Material purchased by the Buyer shall be subject to the terms and conditions set out in the CSC or the Spare Parts Price Catalogue(s) (as applicable).
5.2    Initial Provisioning
The support and services set out in this Clause 5.2 with respect to the initial provisioning of Material (the “Initial Provisioning”) shall commence with the Pre-Provisioning Meeting and expire on the [*****] after Delivery of the last Aircraft delivered under this Agreement (the “Initial Provisioning Period”).
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 101/107

5.2.1    Initial Provisioning Conference
The Seller shall organize at its facilities, or shall cause to be organized at one of its Affiliates’ facilities, an initial provisioning conference to define the type and quantities of Material (the “Initial Provisioning Material”) and the working procedures under which the Initial Provisioning will occur (the “Initial Provisioning Conference”), which shall take place (unless otherwise agreed):
1)    [*****] after Contractual Definition Freeze; and
2)    [*****] prior to the Scheduled Delivery Period of the Aircraft scheduled to be delivered first, unless otherwise notified by the Seller.
In order to familiarize the Buyer with the Seller’s provisioning processes, methods and documentation, a pre-provisioning meeting shall be organized at least [*****] prior to the Initial Provisioning Conference and, unless otherwise notified by the Seller, at the latest [*****] prior to the Scheduled Delivery Period of the Aircraft scheduled to be delivered first (the “Pre-Provisioning Meeting”).
5.2.2    Provisioning Data
The Seller shall supply, or shall cause to be supplied, to the Buyer provisioning data, generally in accordance with SPEC 2000, Chapter 1, for Seller Spare Parts and/or Supplier Spare Parts, in English at a timeframe to be agreed during the Pre-Provisioning Meeting ("Provisioning Data"), as well as other data relative to ground support equipment and specific-to-type tools.
Unless otherwise agreed, the Provisioning Data shall be updated every ninety (90) days until the end of the Initial Provisioning Period and shall reflect the configuration of the Aircraft at such time, excluding Buyer modifications either not known to the Seller or not approved by the Seller’s Aviation Authorities.
The Provisioning Data corresponding to Supplier Spare Parts may also be transmitted to the Buyer by the corresponding Supplier. The Seller shall not be responsible for the substance, accuracy and quality of any Provisioning Data relating to Supplier Spare Parts.
5.2.3    Commercial Conditions
The prices for Material shall be as set out in the Spare Parts Price Catalogue or, for prices that are not published, quoted upon request.
Upon the Buyer’s request, the Seller may submit to the Buyer a commercial offer for Material agreed to be Initial Provisioning Material. All Material prices shall be expressed in USD.
5.3    Commitments of the Buyer
During the Term, the Buyer shall purchase Seller Spare Parts required for its needs exclusively from the Seller or its licensee(s) or from other operators of the same aircraft type or model.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 102/107

6    INDEMNIFICATION AND INSURANCE
6.1    Indemnities Relating to Ground Training
6.1.1    The Seller shall, except in case of [*****] of the Buyer, its Affiliate(s) (or any director, officer, agent, employee, representative or subcontractor of such Affiliate(s)) or any Buyer Related Person, be solely liable for and shall indemnify and hold harmless the Buyer, its Affiliates, their respective insurers and any Buyer Related Person from and against all Losses in respect of:
a)    loss of, or damage to, the Seller's property;
b)    injury to, or death of, any Seller Related Person;
c)    any damage caused by the Seller or any Seller Related Person to third parties, in each case arising out of, or in any way connected with, any Ground Training.
6.1.2    The Buyer shall, except in case of [*****] of the Seller, its Affiliate(s) (or any director, officer, agent, employee, representative or subcontractor of such Affiliate(s)) or any Seller Related Person, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates, their respective insurers and any Seller Related Person from and against all Losses in respect of:
a)    loss of, or damage to, the Buyer’s property;
b)    injury to, or death of, any Buyer Related Person; and
c)    any damage caused by the Buyer or any Buyer Related Person to third parties, in each case arising out of, or in any way connected with Ground Training.
6.2    Indemnities Relating to Aircraft Training
6.2.1    The Buyer shall, except in the case of [*****] of the Seller, its Affiliate (or any director, officer, agent, employee, representative or subcontractor of such Affiliate) or any Seller Related Person, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates, their respective insurers and any Seller Related Person from and against all Losses in respect of:
a)    injury to, or death of, any person (including Buyer Related Person) but excluding any Seller Related Person; and
b)    loss of, or damage to, any property and loss of use thereof (including the aircraft on which the Aircraft Training is performed), in each case arising out of, or in any way connected with, the performance of any Aircraft Training.
6.2.2    The foregoing indemnity shall not apply with respect to the Seller’s legal liability towards any person other than the Buyer arising out of an accident caused solely by a product defect in the Aircraft delivered to and accepted by the Buyer hereunder.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 103/107

6.3    Indemnities relating to Services provided by the Seller
For the purposes of this Clause 6.3, the terms “Seller Representative” shall be deemed to include any other employees, agents or subcontractors of the Seller providing any services to the Buyer pursuant to this Agreement.
6.3.1    The Buyer shall, except in case of [*****] of the Seller, its Affiliate or any Seller Related Person, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates, their respective insurers and any Seller Related Person from and against all Losses in respect of:
a)    injury to, or death of, any person (except the Seller Representatives); and
b)    loss of, or damage to, any property and loss of use thereof, in each case arising out of, or in any way connected with the Seller Representatives services.
6.3.2    The Seller shall, except in case of [*****] of the Buyer, its Affiliate or any Buyer Related Person, be solely liable for and shall indemnify and hold harmless the Buyer, its Affiliates, their respective insurers and any Buyer Related Person from and against all Losses in respect of all injuries to, or death of, the Seller Representatives arising out of, or in any way connected with the Seller’s Representatives services.
6.4    Insurances
6.4.1    Insurance Relating to Ground Training
Each Party shall, at its own cost and expense, maintain insurance policies with insurers of recognized reputation and security to cover its liabilities as set out under Clause 6.1, with amounts consistent with the scope and magnitude of risks incurred.
Each Party shall provide, upon the other Party’s request, corresponding insurance certificates evidencing that such insurances are in full force and effect.
6.4.2    Insurance Relating to Aircraft Training
To the extent of the Buyer's undertaking set forth in Clause 6.2.1, for all periods during which Aircraft Training is performed, the Buyer shall:
a)    cause the Seller, its Affiliates, its subcontractors and its insurers to be named as additional insureds under the Buyer’s Comprehensive Aviation Legal Liability insurance policies, including War Risks and Allied Perils. Such insurance shall include the AVN 52E Extended Coverage Endorsement Aviation Liabilities as well as adequate additional coverage in respect of War and Allied Perils Third Parties Legal Liabilities Insurance. The combined single limit of such insurance shall respect the insurance requirements set out under any aviation insurance legal regulation that applies to the Buyer; and
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 104/107

b)    with respect to the Buyer's Hull All Risks and Hull War Risks insurances and Allied Perils, cause the insurers of the Buyer's hull insurance policies to waive all rights of subrogation against the Seller, its Affiliates and any Seller Related Person.
Any applicable deductible shall be borne by the Buyer and the Buyer shall further ensure that the above policies have been endorsed as follows:
a)    under the Comprehensive Aviation Legal Liability Insurances, the Buyer's policies are primary and non-contributory to any insurance maintained by the Seller; and
b)    such insurance can only be cancelled or materially altered by the giving of not less than thirty (30) days (but seven (7) days or such lesser period as may be customarily available in respect of War Risks and Allied Perils) prior written notice thereof to the Seller.
Upon the Seller’s request, the Buyer shall furnish to the Seller certificates of insurance in English from the Buyer's insurance broker(s) acceptable to the Seller evidencing that the aforementioned insurances are in full force and effect.
6.5    Notice of Claims
If any claim is made or suit is brought against an Indemnitee under this Clause 6, for Losses for which liability has been assumed by the Indemnitor under this Clause 6, then the Indemnitee shall promptly give notice to the Indemnitor (which notice shall include all relevant information relating to the claim) and the Indemnitor shall assume and conduct the defence thereof, or effect any settlement which it, in its opinion, deems proper. Upon request of the Indemnitee, the Indemnitor shall promptly inform and consult the Indemnitee for all developments which may affect the rights or reputation of the Indemnitee.

Page 105/107

SCHEDULE 1
TECHNICAL DATA AND AVAILABILITY
1    LIST OF TECHNICAL DATA
The exhaustive list of Technical Data provided to the Buyer hereunder is available for the aircraft type delivered under this Agreement via AirbusWorld in the relevant section of the CSC, under respectively:
-    “Digital Flight Operations Data Package”;
-    “Maintenance Technical Data Package”; and
-    “PEP Package”.
2    SCHEDULE OF ACCESS TO TECHNICAL DATA
Access to the Technical Data shall be granted to the Buyer as follows:
•Airbus Generic Manuals and Envelope Manuals: [*****] prior to the Scheduled Delivery Period of the Aircraft scheduled to be delivered first;
•Customized Technical Data: [*****] before the Scheduled Delivery Period of the Aircraft scheduled to be delivered first (the first issue of the Customised Technical Data will reflect the configuration at the date of such issue and may not reflect the final configuration);
•the final issue of Aircraft Flight Manual (AFM) and the on-line access to the Aircraft mechanical drawings reflecting the structure of and the systems fitted on the Aircraft: [*****] of each Aircraft;
•the weighing report for insertion by the Buyer into the Weight and Balance Manual (WBM) and to the Electrical Load Analysis (ELA) (in a format allowing further updating by the Buyer): within [*****] after Delivery of each Aircraft;
•the PEP Package: [*****] prior to the Scheduled Delivery Period of the Aircraft scheduled to be delivered first;
•when applicable, preliminary Customised Technical Data for maintenance reflecting the Aircraft configuration as known at such time (subject to the Buyer’s request, made no later than [*****] prior to the Scheduled Delivery Period of the Aircraft scheduled to be delivered first): [*****] prior to the Scheduled Delivery Period of the Aircraft scheduled to be delivered first; and
•a preliminary Master Minimum Equipment List (MMEL): [*****] prior to the Scheduled Delivery Period of the Aircraft scheduled to be delivered first.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 106/107

SCHEDULE 2
TRAINING ALLOWANCES
[*****]
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Page 107/107